Exhibit 10.3

EXECUTION

SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as administrative agent
(“Administrative Agent”),

CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its CAYMAN ISLANDS BRANCH, as buyer (“CS Cayman”, a “Committed Buyer” and a “Buyer”), ALPINE SECURITIZATION LTD, as buyer (“Alpine” and a “Buyer”) and other Buyers from time to time (“Buyers”),

PENNYMAC OPERATING PARTNERSHIP, L.P., as seller (“Seller”), and

PENNYMAC MORTGAGE INVESTMENT TRUST, as guarantor (“Guarantor”)

Dated as of April 28, 2017

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35.	Reserved	68
36.	Periodic Due Diligence Review	68
37.	Approval of Underlying Repurchase Counterparties and Servicers	69
38.	Authorizations	70
39.	Acknowledgment of Assignment and Administration of Repurchase Agreement.	70
40.	Acknowledgement Of Anti-Predatory Lending Policies	70
41.	Documents Mutually Drafted	70
42.	Conflicts	71
43.	Bankruptcy Non-Petition	71
44.	Limited Recourse	71
45.	General Interpretive Principles	71
46.	Amendment and Restatement	72
47.	Reaffirmation of Guaranty	72

SCHEDULES

Schedule 1 - Representations and Warranties

Part I: with Respect to Purchased Mortgage Loans

Part II: with Respect to Underlying Repurchase Transactions

Schedule 2 – Authorized Representatives

EXHIBITS

Exhibit A – Reserved

Exhibit B – Form of Mortgage Loan Schedule

Exhibit C – Reserved

Exhibit D – Form of Power of Attorney

Exhibit E – Litigation

Exhibit F – Officer’s Certificate

Exhibit G – Seller’s and Guarantor’s Tax Identification Numbers

Exhibit H – Existing Indebtedness

Exhibit I – Escrow Instruction Letter

Exhibit J – Form of Servicer Notice and Pledge

Exhibit K – Form of Servicer Notice

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This is a SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of April 28, 2017, by and among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Administrative Agent”) on behalf of Buyers, CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its CAYMAN ISLANDS BRANCH, as buyer (“CS Cayman”, a “Committed Buyer” and a “Buyer”), ALPINE SECURITIZATION LTD, as buyer (“Alpine” and a “Buyer”) and other Buyers from time to time (“Buyers”), PENNYMAC OPERATING PARTNERSHIP, L.P. (the “Seller”) and PENNYMAC MORTGAGE INVESTMENT TRUST (the “Guarantor”).

The Administrative Agent, Seller and Guarantor previously entered into an Amended and Restated Master Repurchase Agreement, dated as of March 31, 2016 (the “Existing Master Repurchase Agreement”).

Pursuant to that certain Assignment, Assumption and Appointment Agreement, dated as of June 16, 2016 by and among Administrative Agent, CS Cayman, as a buyer, and certain Buyers identified therein (as amended, restated, supplemented or otherwise modified from time to time, the “Assignment, Assumption and Appointment Agreement”), Administrative Agent sold and assigned its right, title and interest in the Transactions and the related Purchased Mortgage Loans and Repurchase Assets hereunder to such Buyers and was retained as Administrative Agent hereunder;

The parties hereto have requested that the Existing Master Repurchase Agreement be amended and restated in its entirety on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Applicability

From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Administrative Agent on behalf of Buyers Mortgage Loans (as hereinafter defined) on a servicing released basis against the transfer of funds by Administrative Agent, with a simultaneous agreement by Administrative Agent on behalf of Buyers to transfer to Seller such Mortgage Loans on a servicing released basis at a date certain or on demand, against the transfer of funds by Seller.  This Agreement is a commitment by Administrative Agent on behalf  Committed Buyers to engage in the Transactions as set forth herein up to the Maximum Committed Purchase Price; provided, that Administrative Agent on behalf of Committed Buyers shall have no commitment to enter into any Transaction requested that would result in the aggregate Purchase Price of then-outstanding Transactions exceeding the Maximum Committed Purchase Price, and in no event shall the aggregate Purchase Price of outstanding Transactions exceed the Maximum Purchase Price at any time.  Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder.

2.Definitions

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Acceptable State” means any state acceptable pursuant to the Underwriting Guidelines.

“Acceptable Underlying Repurchase Transaction” means an Underlying Repurchase Transaction with an Underlying Repurchase Counterparty in which all right, title and interest in each underlying Mortgage Loan sold to Seller pursuant to such Underlying Repurchase Transaction is documented by Underlying Repurchase Documents that contain the following characteristics:

i.The repurchase agreement contains broad repledge, assignment and rehypothecation provisions in favor of Seller permitting Seller to sell, transfer and assign to the Administrative Agent hereunder, without restriction or rights to consent by the Underlying Repurchase Counterparty or any other Person, all of Seller’s right, title and interest in Mortgage Loans purchased by Seller pursuant to such repurchase agreement;

ii.The repurchase agreement contains a back‑up grant of security interest in each related Mortgage Loan and Servicing Rights to Seller and broad subordination language, in each case, similar in form and substance to the security interest granted to Administrative Agent in Section 8 hereof, and the repurchase agreement or an ancillary document thereto provides for a provision or instruction that, (i) unless such Mortgage Loan is a Wet-Ink Mortgage Loan, the Mortgage File in respect of such Mortgage Loan be delivered by the Underlying Repurchase Counterparty directly to Administrative Agent or Administrative Agent’s designee and (ii) if such Mortgage Loan is a Wet-Ink Mortgage Loan, the Settlement Agent has been instructed to deliver or cause the delivery of the related Mortgage File to Administrative Agent or Administrative Agent’s designee within the prescribed time period;

iii.The repurchase agreement contains a broad grant of a power of attorney to Seller and Seller’s attorneys-in-fact, including Administrative Agent;

iv.The repurchase agreement grants to Seller and its designee or repledgee the right to immediately terminate the Underlying Repurchase Counterparty’s right or any third party servicer’s right to service the Mortgage Loans upon the occurrence of an Event of Default hereunder;

v.The repurchase agreement provides broad due diligence and inspection rights to Seller and its repledgees;

vi.The Underlying Electronic Tracking Agreements or other Underlying Repurchase Documents provide that the Underlying Repurchase Counterparty gives Administrative Agent, as repledgee thereunder, the authority, following an Event of Default, to change fields in the MERS® System as appropriate, including, without limitation, changing the “interim funder” field to insert parties with which Seller enters into financing arrangements including repurchase agreements with respect to such Mortgage Loans.

vii.The Underlying Repurchase Documents have not been assigned by Seller, and Seller has not granted a security interest in the Underlying Repurchase Documents, to any party;

viii.A financing statement on Form UCC‑1 has been filed in the applicable filing office naming the Underlying Repurchase Counterparty as debtor/seller and Seller as secured party/buyer with a collateral description reasonably acceptable to Administrative Agent, which shall be similar in form and substance to the Repurchase Assets in which a security interest is granted pursuant to Section 8 hereof;

ix.The Underlying Repurchase Documents contain events of default substantially similar to the events of default contained in this Agreement; and

x.All of the representations and warranties set forth on Schedule 1, Part 2 are true and correct in all material respects.

“Accepted Servicing Practices” means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

“Act of Insolvency” means, with respect to any Person or its Affiliates, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (b) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (c) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (d) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

“Additional Buyers” has the meaning set forth in Section 39 hereof.

“Adjusted Tangible Net Worth” has the meaning assigned to such term in the Pricing Side Letter.

“Administrative Agent” means CSFBMC or any successor thereto.

“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code; provided, however, that any entity that is otherwise not directly or indirectly owned or controlled by Seller or Guarantor shall not be deemed an “Affiliate” of the Seller or Guarantor for the purposes of this definition, which shall also include, for the avoidance of doubt, with respect to Administrative Agent only, any CP Conduit.

“Aged 180 Day Non-Agency QM Mortgage Loan” means a Non-Agency QM Mortgage Loan which has been subject to a Transaction hereunder for a period of greater than one hundred eighty (180) days but not greater than three hundred sixty four (364) days.

“Aged 364 Day Non-Agency QM Mortgage Loan” means a Non-Agency QM Mortgage Loan which has been subject to a Transaction hereunder for a period of greater than three hundred sixty four (364) days.

“Aged Loan” means an Aged 180 Day Non-Agency QM Mortgage Loan or an Aged 364 Day Non-Agency QM Mortgage Loan.

“Agency” means Freddie Mac, Fannie Mae or GNMA, as applicable.

“Agency Mortgage Loan” means a Conforming Mortgage Loan, a Conforming High LTV Loan, a FHA Loan and a VA Loan.

“Agency Security” means a mortgage-backed security issued by an Agency.

“Aging Limit” has the meaning assigned to such term in the Pricing Side Letter.

“Agreement” means this Second Amended and Restated Master Repurchase Agreement, as it may be amended, supplemented or otherwise modified from time to time.

“Appraised Value” means the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

“Asset Value” has the meaning assigned to such term in the Pricing Side Letter.

“Assignment and Acceptance” has the meaning assigned to such term in Section 22 hereof.

“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage.

“Bailee Letter” has the meaning assigned to such term in the applicable Custodial Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Base Rate” has the meaning assigned to such term in the Pricing Side Letter.

“Business Day” means any day other than (a) a Saturday or Sunday and (b) a public or bank holiday in New York City.

“Buyer” means CS Cayman, Alpine and each Buyer identified by the Administrative Agent from time to time and their successors in interest and assigns pursuant to Section 22 and, with respect to Section 11, their respective participants.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” means  (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of Administrative Agent or its Affiliate or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Administrative Agent or its Affiliate or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least “A‑1” or the equivalent thereof by S&P or “P‑1” or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A” by S&P or “A” by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by Administrative Agent or its Affiliate or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change in Control” means:

(a)any transaction or event as a result of which Guarantor ceases to own, beneficially or of record, 100% of the stock of Seller;

(b)the acquisition by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and

Exchange Commission thereunder), directly or indirectly, beneficially or of record, of ownership or control of in excess of 50% of the voting common stock of Guarantor on a fully diluted basis at any time;

(c)the sale, transfer, or other disposition of all or substantially all of Seller’s or Guarantor’s assets (excluding any such action taken in connection with any securitization transaction); or

(d)the consummation of a merger or consolidation of Seller or Guarantor with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of Seller or Guarantor immediately prior to such merger, consolidation or other reorganization.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Fee” has the meaning assigned to such term in the Pricing Side Letter.

“Committed Buyer” means CS Cayman or any successor thereto.

“Committed Mortgage Loan” means a Mortgage Loan which is the subject of a Take-out Commitment with a Take-out Investor.

“Conforming High LTV Loan” means a Conforming Mortgage Loan with an LTV of 95% or higher but not to exceed 135%.

“Conforming Mortgage Loan” means a first lien Mortgage Loan originated in accordance with the criteria of an Agency for purchase of Mortgage Loans, including, without limitation, conventional Mortgage Loans, as determined by Administrative Agent in its sole discretion.

“CP Conduit” means a commercial paper conduit, including but not limited to Alpine Securitization LTD, administered, managed or supported by CSFBMC or an Affiliate of CSFBMC.

“CSFBMC” means Credit Suisse First Boston Mortgage Capital LLC, or any successors or assigns.

“Custodial Agreement” means each custodial agreement among an Underlying Repurchase Counterparty, Seller and Custodian, as each may be amended from time to time, and each in the form and substance approved by Administrative Agent in writing in its sole discretion and the related Custodial Repledgee Information Notice.

“Custodial Mortgage Loan Schedule” has the meaning assigned to such term in the applicable Custodial Agreement.

“Custodial Repledgee Information Notice” means the repledgee information notice delivered pursuant to the applicable Custodial Agreement.

“Custodian” means Deutsche Bank National Trust Company or such other party specified by Administrative Agent and agreed to by Seller, which approval shall not be unreasonably withheld.

“Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“EDGAR” means the Electronic Data-Gathering, Analysis, and Retrieval system maintained by the SEC.

“Effective Date” means the date upon which the conditions precedent set forth in Section 10 shall have been satisfied.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business that, together with Seller or Guarantor is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as single employer described in Section 414 of the Code.

“Escrow Instruction Letter” means the Escrow Instruction Letter from Underlying Repurchase Counterparty to the Settlement Agent, in the form of Exhibit I hereto, as the same may be modified, supplemented and in effect from time to time.

“Escrow Payments” means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“ETA Repledgee Information Notice” means the repledgee information notice delivered pursuant to the applicable Underlying Electronic Tracking Agreement.

“Event of Default” has the meaning set forth in Section 15 hereof.

“Event of Termination” means with respect to Underlying Repurchase Counterparty, Seller or Guarantor (as applicable) (a) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified with 30 days of the occurrence of such event, or (b) the withdrawal of Underlying Repurchase Counterparty, Seller, Guarantor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (c) the failure by Underlying Repurchase Counterparty, Seller, Guarantor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code (or Section 430 (j) of the Code as amended by the Pension Protection Act) or Section 302(e) of ERISA (or Section 303 (j) of ERISA, as amended by the Pension Protection Act), or (d) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Underlying Repurchase Counterparty, Seller, Guarantor or any ERISA Affiliate thereof to terminate any plan, or (e) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (f) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (g) the receipt by Underlying Repurchase Counterparty, Seller, Guarantor or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (f) has been taken by the PBGC with respect to such Multiemployer Plan, or (h) any event or circumstance exists which may reasonably be expected to constitute grounds for Underlying Repurchase Counterparty, Seller, Guarantor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412 (b) or 430 (k) of the Code with respect to any Plan.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Buyer or other recipient of any payment hereunder or required to be withheld or deducted from a payment to such Buyer or such other recipient: (a) Taxes based on (or measured by) net income or net profits, franchise Taxes and branch profits Taxes that are imposed on a Buyer or other recipient of any payment hereunder as a result of (i) being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) a present or former connection between such Buyer or other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or Taxing authority thereof (other than connections arising from such Buyer or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced under this Agreement or any Program Agreement, or sold or assigned an interest in any Purchased Mortgage Loan); (b) any Tax imposed on a Buyer or other recipient of a payment hereunder that is attributable to such Buyer’s or other recipient’s failure to comply with relevant requirements set forth in Section 11(e)(ii); (c) any withholding Tax that is imposed on amounts payable to or for the account of such Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such person becomes a party to or under this Agreement, or such person changes its lending office, except in each case to the extent that amounts with respect to Taxes were payable either to such person’s assignor immediately before such person became a party hereto or to such person immediately before it changed its lending office;  and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Indebtedness” has the meaning set forth in Section 13(a)(23) hereof.

“Fannie Mae” means the Federal National Mortgage Association or any successor thereto.

“FHA” means the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Approved Mortgagee” means a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

“FHA Loan” means a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance” means, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

“FHA Mortgage Insurance Contract” means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations” means the regulations promulgated by the HUD under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“FICO” means Fair Isaac & Co., or any successor thereto.

“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Seller’s regulators.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor thereto.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.

“GNMA” means the Government National Mortgage Association and any successor thereto.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Underlying Repurchase Counterparty, Seller, Guarantor, Administrative Agent or any Buyer, as applicable.

“Governmental Event” means (i) Seller’s or Underlying Repurchase Counterparty’s (as applicable) failure to obtain licensing from any Governmental Authority where it is required to be licensed and such failure to be licensed and requirement to be licensed continue for 30 days following notice to or knowledge thereof by Seller or Underlying Repurchase Counterparty, (ii) the imposition of material sanctions on Seller or Underlying Repurchase Counterparty from any Governmental Authority, or (iii) any material dispute, litigation, investigation, proceeding or suspension between Seller or Underlying Repurchase Counterparty (as applicable) and any Governmental Authority or any Person.

“Gross Margin” means, with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by Administrative Agent.  The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.  The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” means PennyMac Mortgage Investment Trust, in its capacity as guarantor under the Guaranty.

“Guaranty” means the amended and restated guaranty of the Guarantor dated as of the date hereof in favor of the Administrative Agent for the benefit of Buyers as the same may be amended from time to time, pursuant to which Guarantor fully and unconditionally guarantees the obligations of the Seller hereunder, as it may be amended, supplemented or otherwise modified from time to time.

“High Cost Mortgage Loan” means a Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

“HUD” means the United States Department of Housing and Urban Development or any successor thereto.

“Income” means with respect to any Purchased Mortgage Loan at any time until repurchased by the Seller, any principal received thereon or in respect thereof and all interest, dividends or other distributions thereon.

“Indebtedness” means, for any Person: at any time, and only to the extent outstanding at such time: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days after the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any Indebtedness arising hereunder; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner and (j) with respect to clauses (a)-(i) above both on and off balance sheet.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller hereunder or under any Program Agreement and (b) Other Taxes.

“Index” means, with respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.

“Interest Only Adjustment Date” means, with respect to each Interest Only Loan, the date, specified in the related Mortgage Note on which the Monthly Payment will be adjusted to include principal as well as interest.

“Interest Only Loan” means a Mortgage Loan which only requires payments of interest for a period of time specified in the related Mortgage Note.

“Interest Rate Adjustment Date” means the date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.

“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Loan to Value Ratio” or “LTV” means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of such Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of such Mortgage Loan, the purchase price of the Mortgaged Property.

“Margin Call” has the meaning set forth in Section 6(a) hereof.

“Margin Deadline” has the meaning set forth in Section 6(b) hereof.

“Margin Deficit” has the meaning set forth in Section 6(a) hereof.

“Market Value” has the meaning assigned to such term in the Pricing Side Letter.

“Material Adverse Effect” means, as applicable, (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of, as applicable (i) Underlying Repurchase Counterparty, or (ii) Seller, Guarantor or any Affiliate that is a party to any Program Agreement taken as a whole; (b) a material impairment of the ability of Seller, Guarantor or any Affiliate that is a party to any Program Agreement to perform under any Program Agreement and to avoid any event of default; (c) a material impairment of the ability of Underlying Repurchase Counterparty to perform under Underlying Repurchase Documents and to avoid any event of default thereunder; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability of, as applicable, (i) any Program Agreement against Seller, Guarantor or any Affiliate that is a party to any Program Agreement or (ii) against Underlying Repurchase Counterparty that is a party to any Underlying Repurchase Documents, in each case as determined by the Administrative Agent in its sole good faith discretion.

“Maximum Committed Purchase Price” means the “Maximum External Rewarehouse Committed Purchase Price” as defined in the Pricing Side Letter.

“Maximum Purchase Price” means the “Maximum External Rewarehouse Purchase Price” as defined in the Pricing Side Letter.

“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Identification Number” means the mortgage identification number for any Mortgage Loan registered with MERS on the MERS® System.

“MERS® System” means the system of recording transfers of mortgages electronically maintained by MERS.

“Monthly Payment” means the scheduled monthly payment of principal and/or interest on a Mortgage Loan.

“Monthly Summary Report” means the report comprised of a “scorecard” and a “report card” in form and substance mutually agreed upon by Administrative Agent and Seller, together with such other documents as mutually agreed upon by Administrative Agent and Seller, with respect to each of Seller’s customers.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.

“Mortgage” means each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage File” means, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in an exhibit to the applicable Custodial Agreement.

“Mortgage Interest Rate” means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Interest Rate Cap” means, with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

“Mortgage Loan” means any closed Agency Mortgage Loan or Non-Agency QM Mortgage Loan which is a fixed or floating-rate, one-to-four-family residential mortgage loan evidenced by a promissory note and secured by a first lien mortgage, which satisfies the requirements set forth in the Underwriting Guidelines and Section 13(b) hereof.

“Mortgage Loan Documents” means the documents in the related Mortgage File to be delivered to the Custodian.

“Mortgage Loan Schedule” means with respect to any Transaction as of any date, a mortgage loan schedule in the form of either (a) Exhibit B attached hereto or (b) a computer tape or other electronic medium generated by Seller, and delivered to Administrative Agent and Custodian, which provides information required by Administrative Agent to enter into Transactions  (including, without limitation, the information set forth on Exhibit B attached hereto) relating to the Purchased Mortgage Loans in a format acceptable to Administrative Agent.

“Mortgage Note” means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” means the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” means the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Income” means, for any period and any Person, the net income of such Person for such period as determined in accordance with GAAP.

“Net Worth” means, with respect to any Person, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Non-Agency QM Mortgage Loan” means a Mortgage Loan that (a) does not meet the criteria for an Agency Mortgage Loan; (b) meets all applicable criteria as set forth in the Underwriting Guidelines and (c) is otherwise acceptable to Administrative Agent in its sole discretion.

“Non-Performing Mortgage Loan” means (a) any Mortgage Loan for which any payment of principal or interest is more than thirty (30) days past due, (b) any Mortgage Loan with respect to which the related Mortgagor is in bankruptcy or (c) any Mortgage Loan with respect to which the related Mortgaged Property is in foreclosure.

“Non-Recourse Debt” means Indebtedness payable solely from the assets sold or pledged to secure such Indebtedness and under which Indebtedness no party has recourse to Seller, Guarantor or any of their Affiliates if such assets are inadequate or unavailable to pay off such Indebtedness, and neither Seller, Guarantor nor any of their Affiliates effectively has any obligation to directly or indirectly pay any such deficiency.

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Price Differential Payment Date, and other obligations and liabilities, to Administrative Agent and Buyers, or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Administrative Agent, Buyers or Administrative Agent on behalf of Buyers in order to preserve any Purchased Mortgage Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Mortgage Loan, or of any exercise by Administrative Agent or Buyers of their rights under the Program Agreements, including, without limitation, attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Administrative Agent, Buyers and Custodian pursuant to the Program Agreements.

“OFAC” has the meaning set forth in Section 13(a)(27) hereof.

“Officer’s Compliance Certificate” has the meaning assigned to such term in the Pricing Side Letter.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any excise, sales, goods and services or transfer taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Program Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Protection Act” means the Pension Protection Act of 2006.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit or other plan, established or maintained by Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Power of Attorney” has the meaning set forth in Section 28 hereto.

“Post Default Rate” has the meaning assigned to such term in the Pricing Side Letter.

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (a) the Pricing Rate for such Transaction and (b) the Purchase Price for such Transaction, calculated daily on the basis of a 360‑day year for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date.

“Price Differential Payment Date” means, with respect to a Purchased Mortgage Loan, the 5th day of the month following the related Purchase Date and each succeeding 5th day of the month thereafter; provided, that, with respect to such Purchased Mortgage Loan, the final Price Differential Payment Date shall be the related Repurchase Date; and provided, further, that if any such day is not a Business Day, the Price Differential Payment Date shall be the next succeeding Business Day.

“Pricing Rate” has the meaning assigned to such term in the Pricing Side Letter.

“Pricing Side Letter” means the second amended and restated letter agreement dated as of the date hereof, among Administrative Agent for the benefit of Buyers, Buyers, Seller, PennyMac Corp., PennyMac Holdings, LLC, PMC REO Financing Trust and the Guarantor, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Program Agreements” means, collectively, this Agreement, the Pricing Side Letter, the Guaranty, each Custodial Agreement, each Underlying Electronic Tracking Agreement for each Underlying Repurchase Counterparty, the Power of Attorney, the Servicing Agreement, if any, the Servicer Notice or the Servicer Notice and Pledge, as applicable, the Custodial Repledgee Information Notices, and the ETA Repledgee Information Notices.

“Prohibited Person” has the meaning set forth in Section 13(a)(27) hereof.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” means the date on which Purchased Mortgage Loans are to be transferred by Seller to Administrative Agent for the benefit of Buyers.

“Purchase Price” means the price at which each Purchased Mortgage Loan is transferred by Seller to Administrative Agent for the benefit of Buyers, which shall equal:

(a) on the Purchase Date, the applicable Purchase Price Percentage multiplied by the lesser of either: (x) the Market Value of such Purchased Mortgage Loan or (y) the outstanding principal amount thereof as set forth on the related Mortgage Loan Schedule;

(b) on any day after the Purchase Date, except where Administrative Agent and the Seller agree otherwise, the amount determined under the immediately preceding clause (a) decreased by the amount of any cash transferred by the Seller to Administrative Agent for the benefit of Buyers pursuant to Section 6 hereof or applied to reduce the Seller’s obligations under Section 4(b)(ii) hereof.

“Purchase Price Percentage” has the meaning assigned to such term in the Pricing Side Letter.

“Purchased Mortgage Loans” means the collective reference to Mortgage Loans together with the Repurchase Assets related to such Mortgage Loans transferred by Seller to Administrative Agent for the benefit of Buyers in a Transaction hereunder, listed on the related Mortgage Loan Schedule identified in the Transaction Request and uploaded to the Administrative Agent’s file transfer protocol website, and which such Mortgage Loans the Custodian has been or will be instructed to hold for the benefit of Administrative Agent pursuant to the applicable Custodial Agreement.

“Qualified Insurer” means an insurance company duly authorized and licensed where required by law to transact insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

“Qualified Originator” means an originator of Mortgage Loans which is acceptable under the Underwriting Guidelines.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, Servicer, Guarantor, Custodian, Underlying Repurchase Counterparty, or any other person or entity with respect to a Purchased Mortgage Loan.  Records shall include the Mortgage Notes, any Mortgages, the Mortgage Files, the credit files related to the Purchased Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.

“Register” has the meaning set forth in Section 22 hereof.

“REIT” means a real estate investment trust, as defined in Section 856 of the Code.

“REO Property” means real property acquired by Seller, including a Mortgaged Property acquired through foreclosure of a Mortgage Loan or by deed in lieu of such foreclosure.

“Repledge Transaction” has the meaning set forth in Section 18 hereof.

“Repledgee” means each Repledgee identified by the Administrative Agent from time to time.

“Reporting Date” means the 5th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

“Repurchase Assets” has the meaning set forth in Section 8 hereof.

“Repurchase Date” means the earliest of (a) the Termination Date, (b) the date determined by application of Section 16 hereof, (c) the date that is one (1) year from the Purchase Date and if such date is not a Business Day, the immediately preceding Business Day, or (d) any other date requested by Seller upon one (1) Business Day’s prior written notice subject to Section 4 hereof.

“Repurchase Price” means the price at which Purchased Mortgage Loans are to be transferred from Administrative Agent for benefit of Buyers to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the accrued but unpaid Price Differential as of the date of such determination.

“Request for Certification” means a notice sent to the Custodian reflecting the sale of one or more Purchased Mortgage Loans to Administrative Agent for the benefit of Buyers hereunder.

“Requirement of Law” means, as to any Person, any law, treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, and includes all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Seller, at any time in force affecting Seller, any Mortgage Loan or REO Property or any part thereof.

“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.  The Responsible Officers of Seller as of the date hereof are listed on Schedule 2 hereto.

“Restricted Cash” means for any Person, any amount of cash of such Person that is contractually required to be set aside, segregated or otherwise reserved.

“S&P” means Standard & Poor’s Ratings Services, or any successor thereto.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Seller” means PennyMac Operating Partnership, L.P. or its permitted successors and assigns.

“Servicer” means PennyMac Loan Services, LLC or any other servicer approved by Administrative Agent in its sole discretion.

“Servicer Notice” means the notice to the Servicer, which Servicer shall be a third party other than an Underlying Repurchase Counterparty or Seller, substantially in the form of Exhibit K hereto.

“Servicer Notice and Pledge” means the notice to and pledge by the Servicer if the Servicer is an affiliate of the Seller substantially in the form of Exhibit J hereto.

“Servicing Agreement” means any servicing agreement approved by Administrative Agent in writing.

“Servicing Rights” means rights of any Person to administer, service or subservice, the Purchased Mortgage Loans or to possess related Records.

“Settlement Agent” means, with respect to any Transaction the subject of which is a Wet-Ink Mortgage Loan, the entity approved by Administrative Agent, in its sole good-faith discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated.  A Settlement Agent is deemed approved unless Administrative Agent notifies Seller otherwise at any time electronically or in writing.

“SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.

“Subordinated Debt” means, Indebtedness of Seller which is (a) unsecured, (b) no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Termination Date and (c) the payment of the principal of and interest on such Indebtedness and other obligations of Seller in respect of such Indebtedness are subordinated to the prior payment in full of the principal of and interest (including post-petition obligations) on the Transactions and all other obligations and liabilities of Seller to Administrative Agent and Buyers hereunder on terms and conditions approved in writing by Administrative Agent and all other terms and conditions of which are satisfactory in form and substance to Administrative Agent.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, trust or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, limited liability company, partnership, trust or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, limited liability company, partnership, trust or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Take-out Commitment” means a commitment of Underlying Repurchase Counterparty to either (a) sell one or more identified Mortgage Loans to a Take-out Investor or (b) (i) swap one or more identified Mortgage Loans with a Take-out Investor that is an Agency for an Agency Security, and (ii) sell the related Agency Security to a Take-out Investor, and in each case, the corresponding Take-out Investor’s commitment back to Underlying Repurchase Counterparty to effectuate any of the foregoing, as applicable. With respect to any Take-out Commitment with an Agency, the applicable agency documents list Administrative Agent as the subscriber to the Agency Security and such Agency Security is delivered to an account specified by Administrative Agent.

“Take-out Investor” means (a) an Agency, (b) PennyMac Corp. or (c) any other institution which has made a Take-out Commitment and has been approved by Administrative Agent for the benefit of Buyers.

“Taxes” means any and all present or future taxes (including social security contributions and value added taxes), levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings (including backup withholding), assessments, fees or other charges of any nature whatsoever imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier of (a) April 27, 2018, and (b) the date of the occurrence of an Event of Default.

“Test Period” means any one fiscal quarter.

“TILA-RESPA Integrated Disclosure Rule” means the Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Finance Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.

“Transaction” has the meaning set forth in Section 1 hereof.

“Transaction Request” means a request via email from Seller to Administrative Agent notifying Administrative Agent that Seller wishes to enter into a Transaction hereunder that indicates that it is a Transaction Request under this Agreement. For the avoidance of doubt, a Transaction Request may refer to multiple Mortgage Loans; provided, that each Mortgage Loan shall be deemed to be subject to its own Transaction.

“Trust Receipt” means, with respect to any Transaction as of any date, a receipt in the form attached as an exhibit to the applicable Custodial Agreement, which shall be issued and delivered to Administrative Agent in its capacity as Administrative Agent for Repledgees pursuant to the applicable Custodial Agreement.

“Underlying Electronic Tracking Agreement” means, to the extent applicable, each Electronic Tracking Agreement among an Underlying Repurchase Counterparty, Seller, MERS and MERSCORP Holdings, Inc., as the same may be amended from time to time, together with the related ETA Repledgee Information Notice executed by Seller, MERS, MERSCORP Holdings, Inc. and Administrative Agent.

“Underlying Interest Rate Protection Agreement” means, with respect to any or all of the Purchased Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Underlying Repurchase Counterparty.

“Underlying Repurchase Counterparty” means the counterparty to an Underlying Repurchase Transaction, who has previously been approved by Administrative Agent in writing in its sole discretion in accordance with the provisions of Section 37 hereof, that has sold, or concurrently with a purchase of a Mortgage Loan by Administrative Agent for benefit of Buyers hereunder, will sell, such Mortgage Loan to Seller.

“Underlying Repurchase Documents” means the repurchase agreement, pricing letter, the applicable Custodial Agreement, the applicable Underlying Electronic Tracking Agreement, confirmations and all documents ancillary thereto that evidence an Underlying Repurchase Transaction in the form and substance approved by Administrative Agent in writing in its sole discretion with any material modifications approved by Administrative Agent in writing in its sole discretion (excluding provisions related to the price or pricing rate of such Underlying Repurchase Transactions, which shall not be subject to Administrative Agent review or approval).

“Underlying Repurchase Transaction” means a transaction between Seller and an Underlying Repurchase Counterparty whereby the Underlying Repurchase Counterparty sells one or more Mortgage Loans to Seller against the transfer of funds by Seller, with the simultaneous agreement by Seller to transfer to such Underlying Repurchase Counterparty such Mortgage Loans at a date certain against the transfer of funds by such Underlying Repurchase Counterparty, which Mortgage Loans are concurrently or consecutively purchased by Administrative Agent for benefit of Buyers hereunder.

“Underwriting Guidelines” means, as applicable, the Fannie Mae Single-Family Selling and Servicing Guide, the Freddie Mac Single-Family Seller/Servicer Guide, FHA Underwriting Guidelines or VA Underwriting Guidelines and such other guidelines as are identified and approved in writing by Administrative Agent.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 11(e)(ii)(B) hereof.

“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Approved Lender” means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.

“VA Loan” means a Mortgage Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vendor loan sold by the VA.

“VA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

“Warehouse Facility” means a mortgage loan warehouse facility, warehouse line of credit (including both on and off balance sheet facilities), and any other such facility with terms and conditions similar to the terms and conditions of this Agreement and the purpose of which is to fund the origination and/or purchase of newly originated Mortgage Loans pending sale or securitization.

“Wet-Ink Documents” means, with respect to any Wet-Ink Mortgage Loan, the (a) Transaction Request and (b) the Mortgage Loan Schedule.

“Wet-Ink Mortgage Loan” means a Mortgage Loan which Seller is selling to Administrative Agent for the benefit of a Buyer simultaneously with the origination thereof.

3.Program; Initiation of Transactions

a.From time to time, Administrative Agent (for the benefit of Buyers) will facilitate the purchase by Buyers from Seller certain Mortgage Loans that have been originated or acquired by Seller from an Underlying Repurchase Counterparty pursuant to an Underlying Repurchase Transaction.  This Agreement is a commitment by Administrative Agent on behalf of the Committed Buyers to enter into Transactions with Seller up to an aggregate amount equal to the Maximum Committed Purchase Price.  This Agreement is not a commitment by Administrative Agent on behalf of Buyers to enter into Transactions with Seller for amounts exceeding the Maximum Committed Purchase Price, but rather, sets forth the procedures to be used in connection with periodic requests for Administrative Agent on behalf of Buyers to enter into Transactions with Seller.  Seller hereby acknowledges that, beyond the Maximum Committed Purchase Price, Administrative

Agent on behalf of the Buyers is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.  All Purchased Mortgage Loans shall exceed or meet the Underwriting Guidelines, and shall be serviced by a Servicer.  The aggregate Purchase Price of Purchased Mortgage Loans subject to outstanding Transactions shall not exceed the Maximum Purchase Price.

b.Seller shall request that Administrative Agent enter into a Transaction by delivering (i) to Administrative Agent, a Transaction Request on or before 3:00 p.m. (New York City time) on the Purchase Date for Transactions involving Wet-Ink Mortgage Loans and one (1) Business Day prior to the proposed Purchase Date for Transactions involving all Mortgage Loans other than Wet-Ink Mortgage Loans, and (ii) to Administrative Agent and Custodian a Request for Certification and related Mortgage Loan Schedule, in accordance with the applicable Custodial Agreement. In the event the Mortgage Loan Schedule provided by Seller contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Administrative Agent shall provide written or electronic notice to Seller describing such error and Seller shall correct the computer data, reformat or properly align the computer fields itself and resubmit the Mortgage Loan Schedule as required herein.

c.Reserved.

d.Reserved.

e.Upon the satisfaction of the applicable conditions precedent set forth in Section 10 hereof, all of Seller’s interest in the Repurchase Assets shall pass to Administrative Agent on behalf of Buyers on the Purchase Date, against the transfer of the Purchase Price to Seller.  Upon transfer of the Mortgage Loans to Administrative Agent on behalf of Buyers as set forth in this Section and until termination of any related Transactions as set forth in Sections 4 or 16 of this Agreement, ownership of each Mortgage Loan, including each document in the related Mortgage File and Records, is vested in the Buyers; provided that, prior to the recordation by the Custodian as provided for in the applicable Custodial Agreement record title in the name of Underlying Repurchase Counterparty to each Mortgage shall be retained by Underlying Repurchase Counterparty in trust, for the benefit of Administrative Agent for the benefit of Buyers, for the sole purpose of facilitating the supervision of the servicing of the Mortgage Loans.  For the avoidance of doubt, with respect to the Wet-Ink Mortgage Loans, the Purchase Price shall be remitted directly to the Settlement Agent.

f.With respect to Mortgage Loans that are not Wet-Ink Mortgage Loans, Seller shall cause the delivery of the Mortgage File to the Custodian, as more particularly set forth in the applicable Custodial Agreement.

g.With respect to each Wet-Ink Mortgage Loan, by no later than the seventh (7th) Business Day following the applicable Purchase Date, Seller shall cause the related Settlement Agent to deliver to the Custodian the remaining documents in the Mortgage File, as more particularly set forth in the applicable Custodial Agreement.

4.Repurchase

a.Seller shall repurchase the related Purchased Mortgage Loans from Administrative Agent for the benefit of Buyers on each related Repurchase Date.  Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan (but liquidation or foreclosure proceeds received by Administrative Agent shall be applied to reduce the Repurchase Price for such Purchased Mortgage Loan on each Price Differential Payment Date except as otherwise provided herein).  Seller is obligated to repurchase and take physical possession of the Purchased Mortgage Loans from Administrative Agent or its designee (including the Custodian) at Seller’s expense on the related Repurchase Date.

b.Provided that no Default shall have occurred and is continuing, and Administrative Agent has received the related Repurchase Price (excluding accrued and unpaid Price Differential, which, for the avoidance of doubt, shall be paid on the next succeeding Price Differential Payment Date) upon repurchase of the Purchased Mortgage Loans, Administrative Agent and Buyers agree to release their respective interest hereunder in the Purchased Mortgage Loans (including, the Repurchase Assets related thereto) at the request of Seller.  The Purchased Mortgage Loans (including the Repurchase Assets related thereto) shall be delivered to Seller free and clear of any lien, encumbrance or claim of Administrative Agent or the Buyers. With respect to payments in full by the related Mortgagor of a Purchased Mortgage Loan, Seller agrees to (i) provide Administrative Agent with a copy of a report from the related Servicer indicating that such Purchased Mortgage Loan has been paid in full, (ii) remit to Administrative Agent for the benefit of Buyers, within two (2) Business Days, the Repurchase Price with respect to such Purchased Mortgage Loan and (iii) provide Administrative Agent a notice specifying each Purchased Mortgage Loan that has been prepaid in full.  Administrative Agent and Buyers agree to release their respective interests in Purchased Mortgage Loans which have been prepaid in full after receipt of evidence of compliance with clauses (i) through (iii) of the immediately preceding sentence.

5.Price Differential

a.On each Business Day that a Transaction is outstanding, the Pricing Rate shall be reset and, unless otherwise agreed, the accrued and unpaid Price Differential shall be settled in cash on each related Price Differential Payment Date.  Two (2) Business Days prior to the Price Differential Payment Date, Administrative Agent shall give Seller written or electronic notice of the amount of the Price Differential due on such Price Differential Payment Date.  On the Price Differential Payment Date, Seller shall pay to Administrative Agent the Price

Differential for the benefit of Buyers for such Price Differential Payment Date (along with any other amounts to be paid pursuant to Sections 7 and 34 hereof), by wire transfer in immediately available funds.

b.If Seller fails to pay all or part of the Price Differential by 3:00 p.m. (New York City time) on the related Price Differential Payment Date, with respect to any Purchased Mortgage Loan, Seller shall be obligated to pay to Administrative Agent for the benefit of Buyers (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Repurchase Price at a rate per annum equal to the Post Default Rate until the Price Differential is received in full by Administrative Agent for the benefit of Buyers.

6.Margin Maintenance

a.If at any time the outstanding Purchase Price of any Purchased Mortgage Loan subject to a Transaction is greater than the Asset Value of such Purchased Mortgage Loan subject to a Transaction (a “Margin Deficit”), then Administrative Agent may by notice to Seller require Seller to transfer to Administrative Agent for the benefit of Buyers cash in an amount at least equal to the Margin Deficit (such requirement, a “Margin Call”).

b.Notice delivered pursuant to Section 6(a) may be given by any written or electronic means.  With respect to all Margin Calls, any notice given before 1:00 p.m. (New York City time) on a Business  Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on such Business Day; notice given after 1:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”).  The failure of Administrative Agent, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Administrative Agent to do so at a later date.  Seller and Administrative Agent each agree that a failure or delay by Administrative Agent to exercise its rights hereunder shall not limit or waive Administrative Agent’s or Buyers’ rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

c.In the event that a Margin Deficit exists with respect to any Purchased Mortgage Loan, Administrative Agent may retain any funds received by it to which the Seller would otherwise be entitled hereunder, which funds (i) shall be held by Administrative Agent against the related Margin Deficit and (ii) may be applied by Administrative Agent against the Repurchase Price of any Purchased Mortgage Loan for which the related Margin Deficit remains otherwise unsatisfied.  Notwithstanding the foregoing, the Administrative Agent retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 6.

7.Income Payments

a.If Income is paid in respect of any Purchased Mortgage Loan during the term of a Transaction, such Income shall be the property of Administrative Agent for the benefit of Buyers.  Upon an Event of Default, Seller shall cause Servicer and any Underlying Repurchase Counterparty to deposit all Income to the account set forth in Section 9, upon receipt thereof, in accordance with Section 12(c) hereof.

b.Provided no Event of Default has occurred and is continuing, on each Price Differential Payment Date, Seller shall remit to Administrative Agent for the benefit of Buyers an amount equal to the Price Differential out of the interest portion of the Income paid in respect to the Purchased Mortgage Loans for the preceding month in accordance with Section 5 of this Agreement.  Provided no Event of Default has occurred and is continuing, upon termination of any Transaction or portion thereof, Servicer shall retain from the Income relating thereto any servicing fee and other amounts due under any Servicing Agreement and remit all remaining amounts as follows:

(1)first, to Administrative Agent for the benefit of Buyers in payment of any accrued and unpaid Price Differential, to the extent not paid by Seller to Administrative Agent pursuant to Section 5;

(2)second, without limiting the rights of Administrative Agent under Section 6 of this Agreement, to Administrative Agent for the benefit of Buyers, in the amount of any unpaid Margin Deficit;

(3)third, to Administrative Agent for the benefit of Buyers in reduction of the Repurchase Price of the Purchased Mortgage Loans, an amount equal to the full or partial prepayments of principal received on or with respect to such Purchased Mortgage Loans;

(4)fourth, to the payment of all other costs and fees payable to Administrative Agent or Buyers pursuant to this Agreement; and

(5)fifth, to Seller, any remaining amounts.

c.Notwithstanding any provision to the contrary in this Section 7, within two (2) Business Days of receipt by Seller or Underlying Repurchase Counterparty of any prepayment of principal in full, with respect to a Purchased Mortgage Loan, Seller shall remit or cause to be remitted such amount to Administrative Agent for the benefit of Buyers and Administrative Agent shall immediately apply any such amount received by Administrative Agent to reduce the amount of the Repurchase Price due upon termination of the related Transaction.

8.Security Interest

a.On each Purchase Date, Seller hereby sells, assigns and conveys all of Seller’s rights and interest in the Purchased Mortgage Loans identified on the related

Mortgage Loan Schedule to Administrative Agent for the benefit of Buyers and Repledgees.  Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Administrative Agent as security for the performance by Seller of the Obligations and hereby grants, assigns and pledges to Administrative Agent a fully perfected first priority security interest in the Purchased Mortgage Loans, any Agency Security or right to receive such Agency Security when issued to the extent backed by any of the Purchased Mortgage Loans, the Records, and all related Servicing Rights, the Program Agreements (to the extent such Program Agreements and Seller’s right thereunder relate to the Purchased Mortgage Loans), any related Take-out Commitments, any Property relating to the Purchased Mortgage Loans, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements (if any), Income, Underlying Interest Rate Protection Agreements to the extent of the Purchased Mortgage Loans protected thereby, accounts (including any interest of Seller in escrow accounts) related to the Purchased Mortgage Loans, and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges), general intangibles and other assets relating to the Purchased Mortgage Loans (including, without limitation, any other accounts) or any interest in the Purchased Mortgage Loans (excluding any rights and interests in or under the Underlying Repurchase Documents and the Underlying Repurchase Documents themselves), and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”).

b.Reserved.

c.The Seller and Guarantor each acknowledge that neither of them, nor any Underlying Repurchase Counterparty has rights to service the Purchased Mortgage Loans but only has rights as a party to any Servicing Agreement, if any.  Without limiting the generality of the foregoing and in the event that the Seller or Guarantor are deemed to retain any residual Servicing Rights and for the avoidance of doubt, each of Seller and Guarantor grants, assigns and pledges to Administrative Agent a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created.

d.The foregoing provisions (a) and (c) are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and  Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

e.Seller agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Administrative Agent’s security interest created hereby.  Furthermore, the Seller hereby authorizes the Administrative Agent to file financing statements relating to the Repurchase Assets, as Administrative Agent, at its option, may deem appropriate.  The Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.

f.Seller acknowledges and agrees that its rights with respect to the Repurchase Assets (including without limitation its security interest in the Purchased Mortgage Loans and any other collateral purchased by Seller in an Underlying Repurchase Transaction and in which a security interest is granted to Administrative Agent pursuant to this Section 8) are and shall continue to be at all times junior and subordinate to the rights of Administrative Agent under this Agreement. Seller agrees that it will provide notice of any action it takes with respect to the Repurchase Assets at any time any such Repurchase Assets are owned by or pledged to Administrative Agent under this Agreement.

9.Payment and Transfer

Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at the following account maintained by Administrative Agent: Account No. **** ****, for the account of CSFB Administrative Agent /PennyMac Operating Partnership, L.P.-Inbound Account, Citibank, ABA No. 021 000 089 or such other account as Administrative Agent shall specify to Seller in writing.  Seller acknowledges that it has no rights of withdrawal from the foregoing account.  All Purchased Mortgage Loans transferred by one party hereto to the other party shall be in the case of a purchase by a Buyer in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as Administrative Agent may reasonably request.  All Purchased Mortgage Loans shall be evidenced by a Trust Receipt.  Any Repurchase Price received by Administrative Agent after 2:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day.

10.Conditions Precedent

a.Effective Date.  As conditions precedent to the Effective Date, Administrative Agent shall have received on or before the day of entering into additional Transactions the following, in form and substance satisfactory to Administrative Agent and duly executed by Seller, Guarantor and each other party thereto, as applicable:

(1)Program Agreements.  The Program Agreements duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(2)Reserved.

(3)Security Interest.  Evidence that all other actions necessary or, in the opinion of Administrative Agent, desirable to perfect and protect Administrative Agent’s and Buyers’ interest in the Purchased Mortgage Loans and other Repurchase Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC‑1 and Form UCC-3.

(4)Organizational Documents.  A certificate of the corporate secretary of the Seller, Guarantor and PennyMac GP OP, Inc. substantially in the form of Exhibit F hereto, attaching certified copies of Seller’s certificate of formation and operating agreement, Guarantor’s declaration of trust and Seller’s limited partnership certificate and limited partnership agreement and in each case resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.

(5)Good Standing Certificate.  A certified copy of a good standing certificate from the jurisdiction of organization of Seller and Guarantor, dated as of no earlier than the date ten (10) Business Days prior to the date hereof.

(6)Incumbency Certificate.  An incumbency certificate of the corporate secretary of each of Seller and Guarantor, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

(7)Opinion of Counsel.  An opinion of Seller’s and Guarantor’s counsel, in form and substance acceptable to Administrative Agent as to (i) general corporate matters, (ii) enforceability, (iii) creation and perfection, (iv) bankruptcy safe harbors and (v) Investment Company Act.

(8)Reserved.

(9)Fees.  Payment of any fees due to Administrative Agent and Buyers hereunder.

(10)Insurance.  Evidence that Seller has added Administrative Agent as an additional loss payee under the Seller’s Fidelity Insurance.

(11)Underlying Repurchase Documents. Form of Underlying Repurchase Documents.

b.All Transactions.  The obligation of the Administrative Agent on behalf of Buyers to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

(1)Due Diligence Review.  Without limiting the generality of Section 36 hereof, Administrative Agent and Buyers shall have completed, to their satisfaction, its due diligence review of the related Mortgage Loans and the applicable Underlying Repurchase Counterparty, Seller, Guarantor and the Servicer.

(2)Required Documents.

(a)With respect to each Purchased Mortgage Loan which is not a Wet-Ink Mortgage Loan, the Mortgage File has been delivered to the Custodian in accordance with the applicable Custodial Agreement;

(b)With respect to each Wet-Ink Mortgage Loan, the Wet-Ink Documents have been delivered to Administrative Agent or Custodian, as the case may be, in accordance with the applicable Custodial Agreement.

(3)Transaction Documents.  Administrative Agent or its designee shall have received on or before the day of such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Administrative Agent and (if applicable) duly executed:

(a)A Transaction Request and Mortgage Loan Schedule delivered by Seller pursuant to Section 3(b) hereof.

(b)The Request for Certification and the related Mortgage Loan Schedule delivered by Seller, and the Trust Receipt and Custodial Mortgage Loan Schedule delivered by Custodian.

(c)Such certificates, opinions of counsel or other documents as Administrative Agent may reasonably request.

(4)No Default.  No Default or Event of Default shall have occurred and be continuing.

(5)Requirements of Law.  Neither Administrative Agent nor Buyers shall have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Administrative Agent or any Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Administrative Agent or any Buyer to enter into Transactions with a Pricing Rate based on the Base Rate.

(6)Representations and Warranties.  Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(7)Underlying Electronic Tracking Agreement. To the extent Seller is selling Mortgage Loans with respect to an Underlying Repurchase Counterparty which are registered on the MERS® System, Seller shall have delivered (i) an Underlying Electronic Tracking Agreement with the applicable Underlying Repurchase Counterparty, Seller and MERS each as a party, entered into, duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver, (ii) the MERS Identification Numbers for each Mortgage Loan registered on the MERS® System, and (iii) the ETA Repledgee Information Notice executed by Seller, MERS, MERSCORP Holdings, Inc. and Administrative Agent.

(8)Material Adverse Change.  None of the following shall have occurred and/or be continuing:

(a)Credit Suisse AG, New York Branch’s corporate bond rating as calculated by S&P or Moody’s has been lowered or downgraded to a rating below investment grade by S&P or Moody’s;

(b)an event or events shall have occurred in the good faith determination of a Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in such a Buyer not being able to finance Purchased Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(c)an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in such a Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

(d)there shall have occurred a material adverse change in the financial condition of a Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of such Buyer to fund its obligations under this Agreement.

(9)Underlying Repurchase Documents.  Seller shall provide a Transaction Request (as defined in the Underlying Repurchase Documents) or other comparable document, which shall reference the applicable Mortgage Loan Schedule which shall describe the Purchased Mortgage Loans. All Underlying Repurchase Documents and any Custodial Repledgee Information Notice or ETA Repledgee Information Notice, applicable to each Purchased Mortgage Loan have been duly executed and delivered by Seller and the Underlying Repurchase

Counterparty and any other applicable party and are in form and substance satisfactory to Administrative Agent in all material respects, in its sole discretion.

(10)Acceptable Underlying Repurchase Transaction.  Such Mortgage Loan is sold to Seller by an Underlying Repurchase Counterparty pursuant to an Acceptable Underlying Repurchase Transaction.

(11)Escrow Instruction Letter. Evidence that an Escrow Instruction Letter has been delivered by Underlying Repurchase Counterparty to the related Settlement Agent.

11.Program; Costs

a.Seller shall pay the fees and expenses of Administrative Agent’s and Buyers’ counsel in connection with the original preparation and execution of the Program Agreements.  Seller shall reimburse Administrative Agent and Buyers for any of Administrative Agent’s and Buyers’ reasonable out‑of‑pocket costs, including due diligence review costs and reasonable attorney’s fees incurred by Administrative Agent and Buyers in determining the acceptability to Administrative Agent and Buyers of any Mortgage Loans.  Seller shall also pay, or reimburse Administrative Agent and Buyers if Administrative Agent or Buyers shall pay, any termination fee, which may be due any servicer.  Legal fees for any subsequent amendments to this Agreement or related documents shall be borne by Seller.  Seller shall pay ongoing custodial and expenses as set forth in each Custodial Agreement, and any other ongoing fees and expenses under any other Program Agreement.

b.If any Buyer determines that, due to the introduction of, any change in, or the compliance by such Buyer with (i) any eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to such Buyer in engaging in the present or any future Transactions, then Seller agrees to pay to such Buyer, from time to time, upon demand by such Buyer (with a copy to Custodian) the actual cost of additional amounts as specified by such Buyer to compensate such Buyer for such increased costs; provided that this Section 11(b) shall only apply to the extent that such increased costs are not reflected in Administrative Agent’s calculation of Base Rate.

c.With respect to any Transaction, Administrative Agent and Buyers may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Administrative Agent and Buyers reasonably believe to have been given or made by a person authorized to enter into a Transaction on Seller’s behalf, whether or not such person is listed on the certificate delivered pursuant to Section 10(a)(6) hereof.  In each such case, Seller hereby waives the right to dispute Administrative Agent’s or Buyers’ record of the terms of the request or other communication.

d.Notwithstanding the assignment of the Program Agreements with respect to each Purchased Mortgage Loan to Administrative Agent for the benefit of Buyers, Seller agrees and covenants with Administrative Agent and Buyers to enforce diligently Seller’s rights and remedies set forth in the Program Agreements.

e.(i)  Any payments made by Seller or Guarantor to Administrative Agent or a Buyer or a Buyer assignee or participant hereunder or any Program Agreement shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If Seller or Guarantor shall be required by applicable law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Tax from any sums payable to Administrative Agent or a Buyer or Buyer assignee or participant, then (i) the Seller or Guarantor shall make such deductions or withholdings and pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; (ii) to the extent the withheld or deducted Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 11(e)) Administrative Agent receives an amount equal to the sum it would have received had no such deductions or withholdings been made; and (iii) the Seller shall notify the Administrative Agent of the amount paid and shall provide the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing such payment within ten (10) days thereafter. Seller or Guarantor shall otherwise indemnify Administrative Agent and such Buyer, within ten (10) days after demand therefor, for any Indemnified Taxes or Other Taxes imposed on Administrative Agent or such Buyer (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 11(e)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority.

(ii)  Administrative Agent shall cause each Buyer and Buyer assignee and participant to deliver to the Seller or the Guarantor, at the time or times reasonably requested by the Seller or Guarantor, such properly completed and executed documentation reasonably requested by the Seller or Guarantor as will permit payments made hereunder to be made without withholding or at a reduced rate of withholding. In addition, Administrative Agent shall cause each Buyer and Buyer assignee and participant, if reasonably requested by Seller or Guarantor, to deliver such other documentation prescribed by applicable law or reasonably requested by the Seller or Guarantor as will enable the Seller or Guarantor to determine whether or not such Buyer or Buyer assignee or participant is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 11, the completion, execution and submission of such documentation (other than such documentation in Section 11(e)((ii)(A), (B) and (C) below) shall not be required if in the Buyer’s or any Buyer’s assignee’s or participant’s judgment such completion, execution or submission would subject such Buyer or Buyer assignee or participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer or Buyer assignee or participant. Without limiting the generality of the foregoing, Administrative Agent shall cause a Buyer or Buyer assignee or participant to deliver to each of the Seller or Guarantor, to the extent legally entitled to do so:

(A) in the case of a Buyer or Buyer assignee or participant which is a “U.S. Person” as defined in section 7701(a)(30) of the Code, a properly completed and executed Internal Revenue Service (“IRS”)  Form W-9 certifying that it is not subject to U.S. federal backup withholding tax;

(B) in the case of a Buyer or Buyer assignee or participant which is not a “U.S. Person” as defined in Code section 7701(a)(30): (I) a properly completed and executed IRS Form W-8BEN, W-8BENE-E or W-8ECI, as appropriate, evidencing entitlement to a zero percent or reduced rate of U.S. federal income tax withholding on any payments made hereunder, (II) in the case of such non-U.S. Person claiming exemption from the withholding of U.S. federal income tax under Code sections 871(h) or 881(c) with respect to payments of “portfolio interest,” a duly executed certificate (a “U.S. Tax Compliance Certificate”) to the effect that such non-U.S. Person is not (x) a “bank” within the meaning of Code section 881(c)(3)(A), (y) a “10 percent shareholder” of Seller, Guarantor or affiliate thereof, within the meaning of Code section 881(c)(3)(B), or (z) a “controlled foreign corporation” described in Code section 881(c)(3)(C), (III) to the extent such non-U.S. person is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such  non-U.S. person is a partnership and one or more direct or indirect partners of such non-U.S. person are claiming the portfolio interest exemption, such non-U.S. person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner, and (IV) executed originals of any other form or supplementary documentation prescribed by law as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by law to permit Seller or Guarantor to determine the withholding or deduction required to be made.

(C) if a payment made to a Buyer or Buyer assignee or participant under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Buyer or assignee or participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Administrative Agent on behalf of such Buyer or assignee or participant shall deliver to the Seller or Guarantor at the time or times prescribed by law and at such time or times reasonably requested by the Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller as may be necessary for the Seller to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 11(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

The applicable IRS forms referred to above shall be delivered by Administrative Agent on behalf of each applicable Buyer or Buyer assignee or participant on or prior to the date on which such person becomes a Buyer or Buyer assignee or participant under this Agreement, as the case may be, and upon the obsolescence or invalidity of any IRS form previously delivered by it hereunder.

f.Any indemnification payable by Seller or Guarantor to Administrative Agent or a Buyer or Buyer assignee or participant for Indemnified Taxes or Other Taxes that are imposed on such Buyer or Buyer assignee or participant, as described in Section 11(e)(i) hereof, shall be paid by Seller or Guarantor within ten (10) days after demand therefor from Administrative Agent.  A certificate as to the amount of such payment or liability delivered to the Seller or Guarantor by the Administrative Agent on behalf of a Buyer or Buyer assignee or participant shall be conclusive absent manifest error.

g.Each party’s obligations under this Section 11 shall survive any assignment of rights by, or the replacement of, a Buyer or a Buyer assignee or participant, and the repayment, satisfaction or discharge of all obligations under any Program Agreement.

h.Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Mortgage Loans, and the Purchased Mortgage Loans as owned by Seller in the absence of an Event of Default by Seller. Administrative Agent on behalf of Buyers and Seller agree that they will treat and report for all tax purposes the Transactions entered into hereunder as one or more loans from a Buyer to Seller secured by the Purchased Mortgage Loans, unless otherwise prohibited by law or upon a final determination by any taxing authority that the Transactions are not loans for tax purposes.

12.Servicing

a.Pursuant to the Servicing Agreement, Seller, on Administrative Agent’s and Buyers’ behalf, has contracted with Servicer to service the Mortgage Loans consistent with the degree of skill and care that Seller customarily requires with respect to similar Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices.  The Seller and Servicer shall (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Administrative Agent or Buyers in any Mortgage Loans or any payment thereunder.  Administrative Agent may terminate the servicing of any Mortgage Loan with the then‑existing servicer in accordance with Section 12(e) hereof.

b.Seller shall and shall cause the Servicer to hold or cause to be held all escrow funds collected by Seller and Servicer with respect to any Purchased Mortgage Loans in trust accounts and shall apply the same for the purposes for which such funds were collected.

c.Seller shall and shall cause the Servicer to deposit all collections received by Servicer on the Purchased Mortgage Loans in the account set forth in Section 9 upon an Event of Default.

d.Seller shall provide to Administrative Agent a Servicer Notice and Pledge, or in the event that the Servicer is not an Affiliate of Seller, a Servicer Notice, addressed to and agreed to by the Servicer of the related Purchased Mortgage Loans, advising such Servicer of such matters as Administrative Agent may reasonably request, including, without limitation, recognition by the Servicer of Administrative Agent’s and Buyers’ interest in such Purchased Mortgage Loans and the Servicer’s agreement that upon receipt of notice of an Event of Default from Administrative Agent, it will follow the instructions of Administrative Agent with respect to the Purchased Mortgage Loans and any related Income with respect thereto.

e.Upon the occurrence and continuation of an Event of Default hereunder, Administrative Agent shall have the right to immediately terminate the Servicer’s right to service the Purchased Mortgage Loans without payment of any penalty or termination fee under the Servicing Agreement.  Seller and the Servicer shall cooperate in transferring the servicing of the Purchased Mortgage Loans to a successor servicer appointed by Administrative Agent on behalf of Buyers in its sole discretion.

f.If Seller should discover that, for any reason whatsoever, Seller or any entity responsible to Seller for managing or servicing any such Purchased Mortgage Loan has failed to perform fully Seller’s obligations under the Program Agreements or any of the obligations of such entities with respect to the Purchased Mortgage Loans, Seller shall promptly notify Administrative Agent.

g.Reserved.

h.For the avoidance of doubt, the Seller retains no economic rights to the servicing of the Purchased Mortgage Loans; provided that the Seller shall and shall cause the Servicer to continue to service the Purchased Mortgage Loans hereunder as part of the Obligations hereunder.  As such, the Seller expressly acknowledges that the Purchased Mortgage Loans are sold to Administrative Agent  for the benefit of Buyers on a “servicing released” basis with such servicing retained by Seller.

13.Representations and Warranties

a.Except as otherwise specifically set forth below, each of Seller and Guarantor represents and warrants to Administrative Agent and Buyers as of the date hereof and as of each Purchase Date for any Transaction that:

(1)Seller and Guarantor Existence.  Seller has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware.  Guarantor has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.

(2)Licenses.  Each of Seller and Guarantor is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect with respect to Seller, Guarantor or any Affiliate.  Each of the Seller and Guarantor has the requisite power and authority, legal right and necessary licenses (including from VA and FHA, if applicable) to originate and purchase Mortgage Loans (as applicable) and to own, sell and grant a lien on all of its right, title and interest in and to the Mortgage Loans, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, each Program Agreement and any Transaction Request.

(3)Power.  Each of Seller and Guarantor has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect with respect to Seller, Guarantor or any Affiliate.

(4)Due Authorization.  Each of Seller and Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable.  Each Program Agreement and any Transaction Request has been (or, in the case of Program Agreements and any Transaction Request not yet executed, will be) duly authorized, executed and delivered by Seller and Guarantor, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Seller and Guarantor in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

(5)Financial Statements.  Guarantor has heretofore furnished to Administrative Agent a copy of its consolidated balance sheets for the fiscal year ended December 31, 2016 and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, with the opinion thereon of Deloitte & Touche LLP.  All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of Guarantor and its consolidated Subsidiaries, as applicable and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements) applied on a consistent basis.  Guarantor has, on the date of the statements delivered pursuant to this Section (the “Statement Date”) no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Guarantor except as heretofore disclosed to Administrative Agent in writing.

(6)Event of Default.  There exists no Event of Default under Section 15(b) hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 15(b) hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.

(7)Solvency.  Each of Seller and Guarantor is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business.  Neither Seller nor Guarantor intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets.  The amount of consideration being received by Seller upon the sale of the Purchased Mortgage Loans to Administrative Agent for the benefit of Buyers constitutes reasonably equivalent value and fair consideration for such Purchased Mortgage Loans.  Seller is not transferring any Purchased Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

(8)No Conflicts.  The execution, delivery and performance by each of Seller and Guarantor of each Program Agreement or any Transaction Request hereunder do not conflict with any term or provision of the formation documents or by‑laws of Seller or Guarantor or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller or Guarantor of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller or Guarantor, which conflict would have a Material Adverse Effect with respect to Seller, Guarantor or any Affiliate and will not result in any violation of any such mortgage, instrument, agreement or obligation to which Seller or Guarantor is a party.

(9)True and Complete Disclosure.  All information, reports, exhibits, schedules, financial statements or certificates of Seller, Guarantor, or any Affiliate thereof or any of their officers furnished or to be furnished to Administrative Agent or Buyers in connection with the initial or any ongoing due diligence of Seller, Guarantor, or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Program Agreements are true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All financial statements have been prepared in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements).

(10)Approvals.  No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Seller or Guarantor of each Program Agreement and any Transaction Request.

(11)Litigation.  Except as set forth on Exhibit E, there is no action, proceeding or investigation pending with respect to which either Seller or Guarantor has received service of process or, to the best of Seller’s or Guarantor’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any Program Agreement and any Transaction Request, (B) seeking to prevent the consummation of any of the transactions contemplated any Program Agreement and any Transaction Request, (C) making a claim individually or in the aggregate in an amount greater than $10,000,000, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of any Program Agreement and any Transaction Request.

(12)Material Adverse Change.  There has been no material adverse change in the business, operations, financial condition, properties or prospects of Seller, Guarantor or their Affiliates since the date set forth in the most recent financial statements supplied to Administrative Agent as determined by Administrative Agent in its sole good faith discretion.

(13)Ownership.  Upon payment of the Purchase Price and the filing of the financing statement and delivery of the Mortgage Files to the Custodian and the Custodian’s receipt of the related Request for Certification, Administrative Agent shall become the sole owner of the Purchased Mortgage Loans and related Repurchase Assets for the benefit of Buyers and Repledgees, free and clear of all liens and encumbrances.  Seller has not assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan to any other Person, and immediately prior to the sale and backup pledge of such Mortgage Loan to Administrative Agent  and Buyers, Seller, was the sole owner thereof and had good and marketable title thereto, free and clear of all Liens.  Seller has not assigned, pledged, or otherwise conveyed or encumbered any Underlying Repurchase Transaction Document to any other Person and Seller is the sole owner thereof, free and clear of all Liens.

(14)Reserved.

(15)Taxes. Seller, Guarantor and their Subsidiaries have timely filed all tax returns that are required to be filed by them and have paid all taxes,

except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.  The charges, accruals and reserves on the books of Seller, Guarantor and their Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller or Guarantor, as applicable, adequate.

(16)Investment Company.  None of Seller, Guarantor or any of their Subsidiaries is required to register as an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; provided, however, that any entity that is under the management of PNMAC Capital Management LLC in its capacity as an “investment adviser” within the meaning of the Investment Advisers Act of 1940 and is otherwise not directly or indirectly owned or controlled by Seller shall not be deemed a “Subsidiary” for the purposes of this Section 13(a)(16).

(17)Chief Executive Office; Jurisdiction of Organization.  On the Effective Date, Seller’s chief executive office, is, and has been, located at 3043 Townsgate Road, Westlake Village, California 91361.  On the Effective Date, Seller’s jurisdiction of organization is the State of Delaware.  Seller shall provide Administrative Agent with thirty (30) days advance notice of any change in Seller’s principal office or place of business or jurisdiction.  Seller has no trade name.  During the preceding five years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

(18)Location of Books and Records.  The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Mortgage Loans and the related Repurchase Assets is its chief executive office.

(19)Adjusted Tangible Net Worth.  On the Effective Date, Seller’s and Guarantor’s Adjusted Tangible Net Worth are not less than the amounts set forth in Section 14.dd(1) hereof.

(20)ERISA.  Each Plan to which Seller, Guarantor or their Subsidiaries make direct contributions, and, to the knowledge of Seller and Guarantor, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

(21)Adverse Selection.  Seller has not selected the Purchased Mortgage Loans in a manner so as to adversely affect Buyers’ interests.

(22)Agreements.  Neither Seller nor any Subsidiary of Seller is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 13(a)(5) hereof.  Neither Seller nor any Subsidiary of Seller is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of Seller as a whole.  No holder of any indebtedness of Seller or of any of its Subsidiaries has given notice of any asserted default thereunder.

(23)Other Indebtedness.  All Indebtedness (other than Indebtedness evidenced by this Agreement) of Seller existing on the date hereof is listed on Exhibit H hereto (the “Existing Indebtedness”).

(24)Reserved.

(25)No Reliance.  Each of Seller and Guarantor has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary.  Neither Seller nor Guarantor is relying upon any advice from Administrative Agent or Buyers as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(26)Plan Assets. Neither Seller nor Guarantor is an employee benefit plan as defined in Section 3 of  Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Mortgage Loans are not “plan assets” within the meaning of 29 CFR §2510.3 101 as amended by Section 3(42) of ERISA, in the Seller’s or Guarantor’s hands, and transactions by or with Seller or Guarantor are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(27)No Prohibited Persons. Neither the Seller nor Guarantor, nor any of their Affiliates, officers, directors, partners or members, is an entity or person (or to the  Seller’s or Guarantor’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

(28)Servicing.  Each Servicer has adequate financial standing and adequate servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

(29)Real Estate Investment Trust. Guarantor is a REIT.

a.With respect to (i) every Purchased Mortgage Loan, Seller represents and warrants to Administrative Agent and Buyers as of the applicable Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Part I of Schedule 1 is true and correct in all material respects and (ii) every Underlying Repurchase Transaction, Underlying Repurchase Document and Underlying Repurchase Counterparty, as applicable, Seller represents and warrants to Administrative Agent and Buyers as of the applicable Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Part II of  Schedule 1 is true and correct in all material respects.

b.The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Mortgage Loans to Administrative Agent for the benefit of Buyers and to each Buyer and shall continue for so long as the Purchased Mortgage Loans are subject to this Agreement.  Upon discovery by Seller, Servicer or Administrative Agent of any breach of any of the representations or warranties set forth in this Agreement, the party discovering such breach shall promptly give notice of such discovery to the others.  Administrative Agent has the right to require, in its unreviewable discretion, Seller to repurchase within one (1) Business Day after receipt of notice from Administrative Agent any Purchased Mortgage Loan (i) for which a breach of one or more of the representations and warranties referenced in Section 13(b) exists and which breach has a material adverse effect on the value of such Purchased Mortgage Loan or the interests of Administrative Agent or Buyers or (ii) which is determined by Administrative Agent, in its good faith discretion, to be generally unacceptable for inclusion in a securitization.

14.Covenants

Each of Seller and Guarantor covenants with Administrative Agent and Buyers that, during the term of this facility:

a.Litigation. Seller and Guarantor, as applicable, will promptly, and in any event within ten (10) days after service of process on any of the following, give to Administrative Agent notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller,

Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually or in the aggregate in an amount greater than $10,000,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect with respect to Seller or Guarantor.  Seller and Guarantor, as applicable, will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

b.Prohibition of Fundamental Changes.  Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that Seller may merge or consolidate with (a) any wholly owned subsidiary of Seller, or (b) any other Person if Seller is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder.

c.Servicing.  Seller shall not permit the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Administrative Agent on behalf of Buyers.

d.Insurance.  The Seller or Guarantor shall continue to maintain, for Seller and its Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to $300,000.  The Seller or Guarantor shall maintain, for Seller and its Subsidiaries, Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets.  The Seller or Guarantor shall notify the Administrative Agent of any material change in the terms of any such Fidelity Insurance.

e.No Adverse Claims.  Seller warrants and will defend, and shall cause any Servicer and each Underlying Repurchase Counterparty to defend, the right, title and interest of Administrative Agent and Buyers in and to all Purchased Mortgage Loans and the related Repurchase Assets against all adverse claims and demands.

f.Assignment.  Except as permitted herein, neither Seller nor any Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Mortgage Loans or any interest therein, provided that this Section shall not prevent any transfer of Purchased Mortgage Loans in accordance with the Program Agreements. Except as set forth herein, Seller shall not assign any of its rights under any Underlying Repurchase Documents to any Person.

g.Security Interest.  Seller shall do all things necessary to preserve the Purchased Mortgage Loans and the related Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder.  Without limiting the foregoing, Seller will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Mortgage Loans, Underlying Repurchase Documents and the related Repurchase Assets to comply with all applicable rules, regulations and other laws.  Seller will not allow any default for which Seller is responsible to occur under any Purchased Mortgage Loans, or the related Underlying Repurchase Documents or the related Repurchase Assets or any Program Agreement and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Mortgage Loans or the related Repurchase Assets and any Program Agreement.

h.Records.

(1)Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Mortgage Loans in accordance with industry custom and practice for assets similar to the Purchased Mortgage Loans, including those maintained pursuant to the preceding subparagraph, and all such Records shall be in Custodian’s possession unless Administrative Agent otherwise approves.  Except in accordance with the applicable Custodial Agreement, Seller will not allow any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Mortgage Loan, in which event Seller will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file.  Seller or the Servicer of the Purchased Mortgage Loans will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Mortgage Loans and preserve them against loss.

(2)For so long as Administrative Agent has an interest in or lien on any Purchased Mortgage Loan, Seller will hold or cause to be held all related Records in trust for Administrative Agent.  Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Administrative Agent granted hereby.

(3)Upon reasonable advance notice from Custodian or Administrative Agent, Seller shall (x) make any and all such Records available to Custodian, Administrative Agent and a Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Administrative Agent or a Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

i.Books.  Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Mortgage Loans to Administrative Agent for the benefit of Buyers.

j.Approvals.  Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements, and Seller shall conduct its business in all material respects in accordance with applicable law.

k.Material Change in Business.  Neither Seller nor Guarantor shall make any material change in the nature of its business as carried on at the date hereof.

l.Reserved.

m.Distributions. If an Event of Default has occurred and is continuing, neither Seller nor Guarantor shall pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller or Guarantor.

n.Applicable Law.  Seller and Guarantor shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

o.Existence.  Seller and the Guarantor shall preserve and maintain their legal existence and all of their material rights, privileges, material licenses and franchises.

p.Chief Executive Office; Jurisdiction of Organization.  Seller shall not move its chief executive office from the address referred to in Section 13(a)(17) or change its jurisdiction of organization from the jurisdiction referred to in Section 13(a)(17) unless it shall have provided Administrative Agent 30 days’ prior written notice of such change.

q.Taxes.  Seller and Guarantor shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

r.Transactions with Affiliates.  Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under the Program Agreements, (b) in the ordinary course of Seller’s business and (c) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section to any Affiliate.

s.Guarantees.  Seller shall not create, incur, assume or suffer to exist any Guarantees, except (i) to the extent reflected in Seller’s financial statements or notes thereto, (ii) to the extent the aggregate Guarantees of Seller (excluding Guarantees incurred pursuant to clauses (iii), (iv) and (v) below) do not exceed $250,000, (iii) to guarantee the Existing Indebtedness specified on Exhibit H hereto, (iv) to guarantee Indebtedness incurred in connection with new or existing secured lending facilities, and (v) to the extent incurred in connection with an intercompany lending agreement.

t.Indebtedness. Seller shall not incur any additional material Indebtedness (other than (i) the Existing Indebtedness specified on Exhibit H hereto; (ii) usual and customary accounts payable for a mortgage company; (iii) Indebtedness incurred in connection with new or existing secured lending facilities; and (iv) Indebtedness incurred in connection with an intercompany lending agreement) without the prior written consent of Administrative Agent.

u.Reserved.

v.True and Correct Information.  All information, reports, exhibits, schedules, financial statements or certificates of each Seller, Guarantor, any Affiliate thereof or any of their officers furnished to Administrative Agent and/or Buyers hereunder and during Administrative Agent’s and/or Buyers’ diligence of Seller and Guarantor are and will be true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All required financial statements, information and reports delivered by Seller to Administrative Agent and/or Buyers pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

w.Reserved.

x.Take-out Payments. With respect to each Committed Mortgage Loan, Seller shall arrange or caused to be arranged that all payments under the related Take-out Commitment shall be paid directly to Administrative Agent at the account set forth in Section 9 hereof, or to an account approved by Administrative Agent in writing prior to such payment. With respect to any Agency Take-out Commitment, if applicable, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Administrative Agent’s wire instructions or Administrative Agent has approved such wire transfer instructions in writing in its sole discretion, or (2) the Payee Number set forth on Fannie Mae Form 1068 (Fixed-Rate, Graduated-Payment, or Growing-Equity Mortgage Loan Schedule) or Fannie Mae Form 1069

(Adjustable-Rate Mortgage Loan Schedule), as applicable, shall be identical to the Payee Number that has been identified by Administrative Agent in writing as Administrative Agent’s Payee Number or Administrative Agent shall have previously approved the related Payee Number in writing in its sole discretion; with respect to any Take-out Commitment with an Agency, the applicable agency documents shall list Administrative Agent as sole subscriber, unless otherwise agreed to in writing by Administrative Agent, in Administrative Agent’s sole discretion.

y.Reserved.

z.Plan Assets. Neither Seller nor Guarantor shall be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and the Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder. Transactions by or with Seller or Guarantor shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

aa.Sharing of Information.  The Seller and Guarantor shall allow the Administrative Agent and Buyers to exchange information related to the Seller and Guarantor and the Transaction hereunder with third party lenders and the Seller and Guarantor shall permit each third party lender to share such information with the Administrative Agent and Buyers.

bb.Negative Pledge.  Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate, or grant a security interest in or lien on or otherwise encumber any of the Underlying Repurchase Documents or any interest therein (except for Mortgage Loans subject thereto).

cc.Quality Control.  Seller shall cause each Underlying Repurchase Counterparty to maintain an internal quality control program that verifies, on a regular basis, the existence and accuracy of all legal documents, credit documents, property appraisals, and underwriting decisions related to Mortgage Loans.

dd.Financial Covenants.  Seller and Guarantor shall at all times comply with all financial covenants and/or financial ratios set forth below.

(1)Adjusted Tangible Net Worth.  (A) Seller shall maintain an Adjusted Tangible Net Worth of at least $700,000,000, and (B) Guarantor shall maintain an Adjusted Tangible Net Worth of at least $860,000,000.

(2)Indebtedness to Adjusted Tangible Net Worth Ratio.  Seller’s ratio of Indebtedness (on and off balance sheet and excluding (A) Non-Recourse Debt, including any securitization debt and, (B) any intercompany debt eliminated in consolidation) to Adjusted Tangible Net Worth shall not exceed 5:1. Guarantor’s ratio of Indebtedness (on and off balance sheet and excluding (A)

Non-Recourse Debt, including any securitization debt, and (B) any intercompany debt eliminated in consolidation) to Adjusted Tangible Net Worth shall not exceed 5:1.

(3)Maintenance of Profitability.  Guarantor shall maintain profitability of at least $1.00 in Net Income for at least one of the two prior Test Periods.

(4)Maintenance of Liquidity.  The Seller and the Guarantor shall ensure that, as of the end of each calendar month, they have consolidated cash and Cash Equivalents other than Restricted Cash in amounts not less than (i) with respect to the Seller, $40,000,000, and (ii) with respect to the Guarantor, $40,000,000.

ee.Most Favored Status.  Seller, Guarantor and the Administrative Agent each agree that should Seller enter into a Warehouse Facility with any Person other than the Administrative Agent or an Affiliate of the Administrative Agent which by its terms provides more favorable terms to the Administrative Agent with respect to the financial covenants set forth in Section 14(dd) hereof (a “More Favorable Agreement”), the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement; provided, that in the event that such More Favorable Agreement is terminated, upon notice by the Seller to the Administrative Agent of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated.  The Seller, the Guarantor, and the Administrative Agent further agree to execute and deliver any new agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto.  Promptly upon Seller entering into a repurchase agreement or other credit facility with any Person other than the Administrative Agent, Seller shall notify Administrative Agent that it has entered into such repurchase agreement or other credit facility and deliver to Administrative Agent a summary of the material terms related to the comparable financial covenants of such repurchase agreement or other credit facility in form and substance acceptable to Administrative Agent.

ff.No Amendments/Waivers of Underlying Repurchase Documents.  Without the prior written consent of Administrative Agent, Seller shall not, and shall not agree, consent to or suffer to exist any amendment, modification, supplement, waiver or forbearance with respect to any of the Underlying Repurchase Documents or any of Seller’s rights thereunder.

15.Events of Default

Each of the following shall constitute an “Event of Default” hereunder:

a.Payment Failure.  Failure of Seller to (i) make any payment of Price Differential or Repurchase Price or any other sum which has become due, on a Price Differential Payment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document evidencing or securing Indebtedness of Seller to Administrative Agent or Buyers or to any Affiliate of Administrative Agent or Buyers, or (ii) cure any Margin Deficit when due pursuant to Section 6 hereof.

b.Cross Default.  Seller, Guarantor or any Affiliates thereof shall be in default under (i) any Indebtedness, in the aggregate, in excess of $1.5 million of Seller, Guarantor or any Affiliate thereof, which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract or contracts, in the aggregate in excess of $1.5 million to which Seller, Guarantor or any Affiliate thereof is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

c.Assignment.  Assignment or attempted assignment by Seller or Guarantor of this Agreement or any rights hereunder without first obtaining the specific written consent of Administrative Agent, or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Mortgage Loans to any person other than Administrative Agent.

d.Insolvency.  An Act of Insolvency shall have occurred with respect to Seller, Guarantor or any Affiliate.

e.Material Adverse Change.  Any material adverse change in the Property, business, financial condition or operations of Seller, Guarantor or any of their Affiliates shall occur, in each case as determined by Administrative Agent in its sole good faith discretion, or any other condition shall exist which, in Administrative Agent’s sole good faith discretion, constitutes a material impairment of Seller’s ability to perform its obligations under this Agreement or any other Program Agreement.

f.Breach of Specified Representation or Covenant or Obligation. A breach by Seller or Guarantor of any of the representations, warranties or covenants or obligations set forth (i) in Sections 13(a)(1) (Seller and Guarantor Existence), 13(a)(7) (Solvency), 13(a)(12) (Material Adverse Change), 13(a)(19) (Adjusted Tangible Net Worth), 14b (Prohibition of Fundamental Changes), 14m (Distributions), 14o (Existence), 14s (Guarantees), or 14z (Plan Assets) of this Agreement or (ii) Sections 13(a)(23) (Other Indebtedness), 14t (Indebtedness),

14dd (Financial Covenants) or 14ee (Most Favored Status) of this Agreement and such breach identified in this clause (ii) shall remain unremedied for one (1) Business Day.

g.Breach of Take-out Payment Covenant.  A breach by Seller or Guarantor of the covenant set forth in Section 14(x) (Take-out Payments), if such breach is not cured within one (1) Business Day.

h.Breach of Non-Specified Representation or Covenant.  A breach by Seller or Guarantor of any other representation, warranty or covenant set forth in this Agreement in any material respect (and not otherwise specified in Sections 15(f) and (g) above), if such breach is not cured within five (5) Business Days (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Asset Value, the existence of a Margin Deficit and the obligation to repurchase such Purchased Mortgage Loan) unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Administrative Agent in its sole discretion to be materially false or misleading on a regular basis, or (iii) Administrative Agent, in its sole discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of such party, its Subsidiaries or Affiliates; or (B) Administrative Agent’s determination to enter into this Agreement or Transactions with such party, then such breach shall constitute an immediate Event of Default and neither Seller nor Guarantor shall have any cure right hereunder).

i.Change of Control.  The occurrence of a Change in Control.

j.Failure to Transfer.  Seller fails to transfer the Purchased Mortgage Loans to Administrative Agent for the benefit of the applicable Buyer on the applicable Purchase Date (provided Administrative Agent, on behalf of the applicable Buyer, has tendered the related Purchase Price).

k.Judgment.  A final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against the Seller or any of its Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof.

l.Government Action.  Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, Guarantor or any Affiliate thereof, or shall have taken any action to displace the management of Seller, Guarantor or any Affiliate thereof or to curtail its authority in the conduct of the business of Seller, Guarantor or any Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller, Guarantor or Affiliate as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and such action provided for in this Section 15 shall not have been discontinued or stayed within 30 days.

m.Inability to Perform.  A Responsible Officer of Seller or Guarantor shall admit its inability to, or its intention not to, perform any of the Obligations hereunder or Guarantor’s obligations hereunder or under the Guaranty

n.Security Interest.  This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Purchased Mortgage Loans or other Repurchase Assets purported to be covered hereby.

o.Financial Statements.  Seller’s or Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or Guarantor as a “going concern” or a reference of similar import.

p.Underlying Repurchase Documents and Underlying Repurchase Counterparties.  (A) Any material provision of any Underlying Repurchase Document shall at any time for any reason cease to be valid and binding or in full force and effect; or (B) the Underlying Repurchase Counterparty shall deny that it has any or further liability or obligation under any material provision of any Underlying Repurchase Document; or (C) [reserved]; or (D) the validity or enforceability of any material provision of any Underlying Repurchase Document shall be contested by any party thereto; unless in each case of clauses (A) through (D), the related Mortgage Loans subject to the Underlying Repurchase Document are repurchased by Seller within two (2) Business Days following notice or knowledge thereof.

q.Guarantor Breach.  A breach by Guarantor of any material representation, warranty or covenant set forth in the Guaranty or any other Program Agreement, any “event of default” by Guarantor under the Guaranty, any repudiation of the Guaranty by Guarantor, or if the Guaranty is not enforceable against  Guarantor.

r.REIT Qualification.  The failure of Guarantor to qualify as a REIT and Administrative Agent has delivered notice of an Event of Default to the Seller with respect thereto.

s.Governmental Event.  Administrative Agent shall determine, in its sole discretion, that a Governmental Event, individually or collectively, and whether unforeseen or arising out of Seller’s existing applications, communications and correspondence with any Governmental Authority or Person, has had, or is likely to have, a Material Adverse Effect with respect to Seller, Guarantor or any Affiliate, or an adverse effect upon its ability to perform its obligations under this Agreement or any other material agreement to which it is a party or that may otherwise materially impair, limit or restrict Seller's ability to conduct its business or its operations.

An Event of Default shall be deemed to be continuing unless expressly waived by Administrative Agent in writing.

16.Remedies Upon Default

In the event that an Event of Default shall have occurred:

a.Administrative Agent may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency of Seller or any Affiliate), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled).  Administrative Agent shall (except upon the occurrence of an Act of Insolvency) give notice to Seller and Guarantor of the exercise of such option as promptly as practicable.

b.If Administrative Agent exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) Seller’s obligations in such Transactions to repurchase all Purchased Mortgage Loans, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Administrative Agent and applied, in Administrative Agent’s sole discretion, to the aggregate unpaid Repurchase Prices for all outstanding Transactions and any other amounts owing by Seller hereunder, and (iii) Seller shall immediately deliver to Administrative Agent the Mortgage Files relating to any Purchased Mortgage Loans subject to such Transactions then in Seller’s possession or control.

c.Administrative Agent also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of Seller relating to the Purchased Mortgage Loans and all documents relating to the Purchased Mortgage Loans (including, without limitation, any legal, credit or servicing files with respect to the Purchased Mortgage Loans) which are then or may thereafter come in to the possession of Seller or any third party acting for Seller including the Servicers and any Underlying Repurchase Counterparty.  To obtain physical possession of any Purchased Mortgage Loans held by Custodian, Administrative Agent shall present to Custodian a Trust Receipt.  Without limiting the rights of Administrative Agent hereto to pursue all other legal and equitable rights available to Administrative Agent for Seller’s failure to perform its obligations under this Agreement, Seller acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Administrative Agent shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Administrative Agent from pursuing any other remedies for such breach, including the recovery of monetary damages.

d.Administrative Agent shall have the right to direct all servicers then servicing any Purchased Mortgage Loans and each Underlying Repurchase Counterparty to remit all collections thereon to Administrative Agent, and if any such payments are received by Seller, Seller shall not commingle the amounts received with other funds of Seller and shall promptly pay them over to Administrative Agent.  Administrative Agent shall also have the right to terminate any one or all of the servicers then servicing any Purchased Mortgage Loans with or without cause.  In addition, Administrative Agent shall have the right to immediately sell the Purchased Mortgage Loans and liquidate all Repurchase Assets.  Such disposition of Purchased Mortgage Loans may be, at Administrative Agent’s option, on either a servicing‑released or a servicing‑retained basis.  Administrative Agent shall not be required to give any warranties as to the Purchased Mortgage Loans with respect to any such disposition thereof.  Administrative Agent may specifically disclaim or modify any warranties of title or the like relating to the Purchased Mortgage Loans.  The foregoing procedure for disposition of the Purchased Mortgage Loans and liquidation of the Repurchase Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof.  Seller agrees that it would not be commercially unreasonable for Administrative Agent to dispose of the Purchased Mortgage Loans or the Repurchase Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Mortgage Loans or the Repurchase Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Administrative Agent shall be entitled to place the Purchased Mortgage Loans in a pool for issuance of mortgage‑backed securities at the then‑prevailing price for such securities and to sell such securities for such prevailing price in the open market.  Administrative Agent shall also be entitled to sell any or all of such Purchased Mortgage Loans individually for the prevailing price. Administrative Agent shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give the Seller credit for such Purchased Mortgage Loans and the Repurchase Assets in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder.

e.Upon the happening of one or more Events of Default, Administrative Agent may apply any proceeds from the liquidation of the Purchased Mortgage Loans and Repurchase Assets to the Repurchase Prices hereunder and all other Obligations in the manner Administrative Agent deems appropriate in its sole discretion.

f.Seller shall be liable to Administrative Agent and each Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Administrative Agent and each Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting  creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Administrative Agent and Buyers) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

g.To the extent permitted by applicable law, Seller shall be liable to Administrative Agent and each Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Administrative Agent’s and Buyers’ rights hereunder.  Interest on any sum payable by Seller under this Section 16(g) shall accrue at a rate equal to the Post-Default Rate.

h.Reserved.

i.Administrative Agent shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

j.Administrative Agent may exercise one or more of the remedies available to Administrative Agent immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a) and (d) of this Section, at any time thereafter without notice to Seller.  All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Administrative Agent may have.

k.Administrative Agent may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Administrative Agent to enforce its rights by judicial process.  Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies.  Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

l.Administrative Agent shall have the right to perform reasonable due diligence with respect to Seller and the Mortgage Loans, which review shall be at the expense of Seller.

17.Reports

a.Default Notices.  Seller or Guarantor shall furnish to Administrative Agent (i) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Seller or Guarantor hereunder which is given to Seller’s or Guarantor’s lenders and (ii) immediately, notice of the occurrence of any (A) Event of Default hereunder, (B) default or breach by Seller or Servicer or Guarantor of any obligation under any Program Agreement or any material contract or agreement of Seller or Servicer or Guarantor or (C) event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party.

b.Financial Notices.  Seller or Guarantor shall furnish to Administrative Agent:

(1)as soon as available and in any event within forty (40) calendar days after the end of each calendar month, the unaudited consolidated balance sheets of Seller and Guarantor and their consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings for the Seller and Guarantor and their consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller and Guarantor, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Seller and Guarantor and their consolidated Subsidiaries in accordance with GAAP (other than solely with respect to footnotes, year-end adjustments and cash flow statements) consistently applied, as at the end of, and for, such period;

(2)to the extent not filed with the SEC on EDGAR, as soon as available and in any event within ninety (90) days after the end of each fiscal year of Seller or Guarantor, the consolidated balance sheets of Seller, Guarantor and their consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Seller or Guarantor and their consolidated Subsidiaries for such year, and in the case of Guarantor, setting forth in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Administrative Agent in its sole discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

(3)at the time the Seller and Guarantor furnish each set of financial statements pursuant to Section 17(b)(1) or (2) above, an Officer’s Compliance Certificate or, with respect to 17(b)(2) above, (at the time filed with the SEC on EDGAR), a certificate of a Responsible Officer of Seller and Guarantor in the form attached as Exhibit A to the Pricing Side Letter;

(4)if applicable, notice of any 10-K or 10-Q filings with the SEC on EDGAR by Seller or Guarantor, within five (5) Business Days of such filing with the SEC; and

(5)as soon as available and in any event within thirty (30) days of receipt thereof:

(a)reserved;

(b)copies of relevant portions of all final written Agency, FHA, VA, Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of Seller’s or any Underlying Repurchase Counterparty’s operations;

(c)such other information regarding the financial condition, operations, or business of the Seller, Guarantor or any Underlying Repurchase Counterparty as Administrative Agent may reasonably request; and

(d)the particulars of any Event of Termination in reasonable detail.

c.Notices of Certain Events.  As soon as possible and in any event within five (5) Business Days of knowledge thereof, Seller shall furnish to Administrative Agent notice of the following events:

(1)a change in the insurance coverage required of Seller, Servicer or any other Person pursuant to any Program Agreement, or any Underlying Repurchase Counterparty with a copy of evidence of same attached;

(2)any material dispute, litigation, investigation, proceeding or suspension between Seller, Servicer or any Underlying Repurchase Counterparty, on the one hand, and any Governmental Authority or any Person;

(3)any material change in accounting policies or financial reporting practices of Seller or Servicer;

(4)with respect to any Purchased Mortgage Loan, that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the value of such Mortgage Loan;

(5)any material issues raised upon examination of Seller, any Underlying Repurchase Counterparty or Seller’s or any Underlying Repurchase Counterparty’s facilities by any Governmental Authority;

(6)any material change in the Indebtedness of the Seller, including, without limitation, any default, non-renewal, termination, increase in available amount or decrease in available amount related thereto;

(7)any default related to any Repurchase Asset, including without limitation any default under any Underlying Repurchase Documents, or any lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Purchased Mortgage Loans;

(8)any Underlying Repurchase Counterparty for any reason ceases to possess all applicable Agency approvals, or an event has occurred or Underlying Repurchase Counterparty has a reason to believe or suspect that an event will occur prior to the issuance of the Agency Security or the consummation of the Take-Out Commitment, that will require notification to an Agency or the Department of Housing and Urban Development, FHA or VA;

(9)any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to Seller or any Servicer;

(10)the occurrence of any material employment dispute and a description of the strategy for resolving it that has the possibility of resulting in a Material Adverse Effect with respect to Seller, Guarantor or any Affiliate;

(11)without limiting any of the other reporting obligations of Seller hereunder, Seller shall promptly notify Administrative Agent of any Governmental Event relating to Seller, Guarantor, any Affiliate or any Underlying Repurchase Counterparty or update thereto, and shall include the particulars of each update with sufficient detail as is satisfactory to Administrative Agent; and

(12)any notice Seller receives from an Underlying Repurchase Counterparty in accordance with the terms of the Underlying Repurchase Documents relating to a material event, circumstance or condition affecting the Underlying Repurchase Counterparty or Servicer.

d.Portfolio Performance Data.  On the first Reporting Date of each calendar month, Seller will furnish to Administrative Agent (i) in the event the Mortgage Loans are serviced on a “retained” basis, an electronic Mortgage Loan performance data, including, without limitation, delinquency reports and volume information, broken down by product (i.e., delinquency, foreclosure and net charge-off reports) and (ii) electronically, in a format mutually acceptable to Administrative Agent and Seller, servicing information, including, without limitation, those fields reasonably requested by Administrative Agent from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Purchased Mortgage Loans serviced by Seller or any Servicer for the month (or any portion thereof) prior to the Reporting Date.  In addition to the foregoing information on each Reporting Date, Seller will furnish to Administrative Agent such information upon (i) the occurrence and continuation of an Event of Default and (ii) upon any Purchased Mortgage Loan becoming an Aged Loan.

e.Monthly Summary Reports.  Within thirty (30) days following receipt by Administrative Agent of the Officer’s Compliance Certificate, a Monthly Summary Report; and

f.Pending/Completed Repurchase Requests.  Within forty (40) days following the end of each calendar month, a summary of the portfolio performance of  Mortgage Loans owned or financed by Underlying Repurchase Counterparty including representation breaches, missing document breaches, repurchases due to fraud, early payment default requests, and Mortgage Loans owned or financed by Underlying Repurchase Counterparty subject to other warehouse lines in excess of sixty (60) days summarized on the basis of (a) pending repurchase demands (including weighted average duration of outstanding request), (b) satisfied repurchase demands and (c) total repurchase demands.

g.Reserved.

h.Other Reports. Seller shall deliver to Administrative Agent any other reports or information reasonably requested by Administrative Agent or as otherwise required pursuant to this Agreement including without limitation any reports or information received from any Underlying Repurchase Counterparty.

18.Repurchase Transactions

A Buyer may, in its sole election, engage in repurchase transactions (as “seller” thereunder) with any or all of the Purchased Mortgage Loans and/or Repurchase Assets or pledge, hypothecate, assign, transfer or otherwise convey any or all of the Purchased Mortgage Loans and/or Repurchase Assets with a counterparty of Buyers’ choice (such transaction, a “Repledge Transaction”).  Any Repledge Transaction shall be effected by notice to the Administrative Agent, and shall be reflected on the books and records of the Administrative Agent.  No such Repledge Transaction shall relieve such Buyer of its obligations to transfer Purchased Mortgage Loans and Repurchase Assets to Seller (and not substitutions thereof) pursuant to the terms hereof.  In furtherance, and not by limitation of, the foregoing, it is acknowledged that each counterparty under a Repledge Transaction (a “Repledgee”), is a repledgee as contemplated by Sections 9-207 and 9-623 of the UCC (and the relevant Official Comments thereunder).  Administrative Agent and Buyers are each hereby authorized to share any information delivered hereunder with the Repledgee; provided, that, Administrative Agent or such Buyer will cause such Repledgee to execute and deliver a non-disclosure agreement agreeing to keep such information delivered by Administrative Agent or any Buyer to such Repledgee confidential, on substantially similar terms as set forth in Section 32 of this Agreement.

19.Single Agreement

Administrative Agent, Buyers and Seller acknowledge they have and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other.  Accordingly, each of Administrative Agent, Buyers and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

20.Notices and Other Communications

Any and all notices (with the exception of Transaction Requests, which shall be delivered via electronic mail or other electronic medium agreed to by the Administrative Agent and Seller), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other.  All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

If to Seller:

PennyMac Operating Partnership, L.P.

3043 Townsgate Road

Westlake Village, California 91361

Attention: Pamela Marsh/Kevin Chamberlain

Phone Number: (805) 330-6059/(818) 746-2877

E-mail: pamela.marsh@pnmac.com;

             kevin.chamberlain@pnmac.com

with a copy to:

PennyMac Operating Partnership, L.P.

3043 Townsgate Road

Westlake Village, California 91361

Attention: Jeff Grogin

Phone Number: (818) 224-7050

E-mail: jeff.grogin@pnmac.com

If to Guarantor:

PennyMac Mortgage Investment Trust

3043 Townsgate Road

Westlake Village, California 91361

Attention: Anne D. McCallion

Phone Number: (818) 224-7434

E-mail: anne.mccallion@pnmac.com

If to Administrative Agent:

For Transaction Requests:

CSFBMC LLC

c/o Credit Suisse Securities (USA) LLC

One Madison Avenue, 2nd floor

New York, New York 10010

Attention: Christopher Bergs, Resi Mortgage Warehouse Ops

Phone: 212-538-5087

E-mail: christopher.bergs@credit-suisse.com

with a copy to:

Credit Suisse First Boston Mortgage Capital LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 4th Floor

New York, NY 10010

Attention: Margaret Dellafera

Phone: 212-325-6471

Fax: 212-743-4810

E-mail: margaret.dellafera@credit-suisse.com

For all other Notices:

Credit Suisse First Boston Mortgage Capital LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 4th Floor

New York, New York 10010

Attention:     Margaret Dellafera

Phone Number: 212-325-6471

Fax Number:  212-743-4810

E-mail: margaret.dellafera@credit-suisse.com

with a copy to:

Credit Suisse First Boston Mortgage Capital LLC

c/o Credit Suisse Securities (USA) LLC

One Madison Avenue, 9th Floor

New York, NY 10010

Attention: Legal Department—RMBS Warehouse Lending

Fax Number: (212) 322-2376

21.Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

22.Non assignability

a.Assignments.  The Program Agreements are not assignable by Seller or Guarantor.  Subject to Section 39 (Acknowledgement of Assignment and Administration of Repurchase Agreement) hereof, Administrative Agent and Buyers may from time to time assign all or a portion of their rights and obligations under this Agreement and the Program Agreements; provided, that, unless an Event of Default has occurred, (i) an assignment by a Committed Buyer or (ii) an assignment to a non-Affiliate of Administrative Agent or Buyers, shall, in each case, require Seller’s prior consent, such consent not to be unreasonably withheld; provided, further, that Administrative Agent shall maintain, solely for this purpose as a non-fiduciary agent of Seller, for review by Seller upon written request, a register of assignees and participants (the “Register”) and a copy of an executed assignment and acceptance by Administrative Agent and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned.  The entries in the Register shall be conclusive absent manifest error, and the Seller, Guarantor, Administrative Agent and Buyers shall treat each Person whose name is recorded in the Register pursuant to the preceding sentence as a Buyer hereunder. Upon such assignment and recordation in the Register, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Administrative Agent and Buyers hereunder, as applicable, and (b) Administrative Agent and Buyers shall, to the extent that such rights and obligations have been so assigned by them pursuant to this Section to an assignee which assumes the obligations of Administrative Agent and Buyers, as applicable, be released from its obligations hereunder and under the Program Agreements.  Any assignment hereunder shall be deemed a joinder of such assignee as a Buyer hereto.  Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Administrative Agent unless otherwise notified by Administrative Agent in writing.  Administrative Agent and Buyers may distribute to any prospective or actual assignee this Agreement, the other Program Agreements, any document or other information delivered to Administrative Agent and/or Buyers by Seller.

b.Participations.  Any Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement and under the Program Agreements; provided, however, that (i) such Buyer’s obligations under this Agreement and the other Program Agreements shall remain unchanged, (ii) such Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Seller shall continue to deal solely and directly with Administrative Agent and/or Buyers in connection with such Buyer’s rights and obligations under this Agreement and the other Program Agreements except as provided in Section 7.  Administrative Agent and Buyers may distribute to any prospective or actual participant this Agreement, the other Program Agreements any document or other information delivered to Administrative Agent and/or Buyers by Seller; provided, that, Administrative Agent or such Buyer will cause such party to execute and deliver a non-disclosure agreement agreeing to keep such information delivered by Administrative

Agent or any Buyer to such prospective or actual participant confidential, on substantially similar terms as set forth in Section 32 of this Agreement.

23.Set-off

In addition to any rights and remedies of the Administrative Agent and Buyers hereunder and by law, the Administrative Agent and Buyers shall have the right, without prior notice to the Seller or Guarantor, any such notice being expressly waived by the Seller and Guarantor to the extent permitted by applicable law to set‑off and appropriate and apply against any Obligation from Seller, Guarantor or any Affiliate thereof to a Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from a Buyer or any Affiliate thereof to or for the credit or the account of the Seller, Guarantor or any Affiliate thereof.  The Administrative Agent agrees promptly to notify the Seller or Guarantor after any such set off and application made by a Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.

24.Binding Effect; Governing Law; Jurisdiction

a.This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Seller acknowledges that the obligations of Administrative Agent and Buyers hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Administrative Agent and Buyers.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

b.SELLER AND GUARANTOR HEREBY WAIVE TRIAL BY JURY.  SELLER AND GUARANTOR HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING.  SELLER AND GUARANTOR HEREBY SUBMIT TO, AND WAIVE ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

25.No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder.  No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto.  Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6(a), 16(a) or otherwise, will not constitute a waiver of any right to do so at a later date.

26.Intent

a.The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.  Seller, Administrative Agent and Buyers further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).

b.Administrative Agent’s or a Buyer’s right to liquidate the Repurchase Assets and Mortgage Loans delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).

c.The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

d.It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation

Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

e.This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 101(47), Section 555, Section 559 and Section 741 under the Bankruptcy Code.

f.Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

g.For U.S. federal tax purposes, each of the Seller, the Guarantor, the Administrative Agent, each Administrative Agent assignee, the Buyers, and each Buyer assignee by acquiring an interest in any Transaction agree to treat and report each Transaction as indebtedness issued by Guarantor or Seller as the case may be, which indebtedness, in the case of each obligor, shall have but a single maturity for purposes of Code section 7701(i)(2)(A)(ii) and U.S. Treasury Regulation section 301.7701(i)-1(e).

27.Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

a.in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any Transaction hereunder;

b.in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

c.in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

28.Power of Attorney

Seller hereby authorizes Administrative Agent to file such financing statement or statements relating to the Repurchase Assets as Administrative Agent, at its option, may deem appropriate.  Seller hereby appoints Administrative Agent as Seller’s agent and attorney‑in‑fact to file any such financing statement or statements in Seller’s name and to perform all other acts which Administrative Agent deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of Seller as its agent and attorney‑in‑fact and exercise all rights and remedies of Seller thereunder and to act as attorney-in-fact for Underlying Repurchase Counterparty.  This agency and power of attorney is coupled with an interest and is irrevocable without Administrative Agent’s consent.  Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Default hereunder. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 28.  In addition the foregoing, the Seller agrees to execute a power of attorney, the form of Exhibit D hereto (the “Power of Attorney”), to be delivered on the date hereof.

29.Buyer May Act Through Administrative Agent

Each Buyer has designated the Administrative Agent for the purpose of performing any action hereunder.

30.Indemnification; Obligations

a.Each of Seller and Guarantor agrees to hold Administrative Agent, Buyers and each of their respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request, any Program Agreement, any Underlying Repurchase Document, or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct.  Each of Seller and Guarantor also agrees to reimburse each Indemnified Party for all reasonable expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request and any Program Agreement, including, without limitation, the reasonable fees and disbursements of counsel.  Seller’s and Guarantor’s agreements in this Section 30 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement.  Each of Seller and Guarantor hereby acknowledges that its obligations hereunder are recourse obligations of Seller and such Guarantor and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Mortgage Loans.  Each of Seller and Guarantor also agrees not to assert any claim against Administrative Agent or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby.  THE FOREGOING INDEMNITY

AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

b.Without limitation to the provisions of Section 4, if any payment of the Repurchase Price of any Transaction is made by Seller other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 16 or for any other reason, Seller shall, upon demand by Administrative Agent, pay to Administrative Agent on behalf of Buyers an amount sufficient to compensate Buyers for any losses, costs or expenses that they may reasonably incur as of a result of such payment.

c.Without limiting the provisions of Section 30(a) hereof, if Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Administrative Agent (subject to reimbursement by Seller), in its sole discretion.

31.Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement.

32.Confidentiality

a.This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Administrative Agent and Buyers and shall be held by Seller and Guarantor in strict confidence and shall not be disclosed to any third party without the written consent of Administrative Agent except for (i) disclosure to Seller’s or Guarantor’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii)  disclosure required by law, rule, regulation or order of a court or other regulatory body.  Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Administrative Agent and Buyers or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage and Purchase

Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the Administrative Agent.

b.Notwithstanding anything in this Agreement to the contrary, the Seller shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Mortgage Loans and/or any applicable terms of this Agreement (the “Confidential Information”).  The Seller understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and the Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws.  The Seller shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of Administrative Agent and Buyers or any Affiliate of Administrative Agent  or Buyers which the Seller holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. The Seller represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect.  Upon request, the Seller will provide evidence reasonably satisfactory to allow Administrative Agent and/or Buyers to confirm that the providing party has satisfied its obligations as required under this Section.  Without limitation, this may include Administrative Agent’s or Buyers’ review of audits, summaries of test results, and other equivalent evaluations of the Seller.  The Seller shall notify Administrative Agent immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Administrative Agent, Buyers or any Affiliate of Buyers provided directly to the Seller by Administrative Agent, Buyers or such Affiliate.  The Seller shall provide such notice to Administrative Agent by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

33.Recording of Communications

Administrative Agent, Buyers, Seller and Guarantor shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions.  Administrative Agent, Buyers, Seller and Guarantor consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings.  The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.

34.Commitment Fee

Seller shall pay to the Administrative Agent for the benefit of the Committed Buyers in immediately available funds a non-refundable Commitment Fee.  The Commitment Fee shall be paid in accordance with the payment schedule set forth in the Pricing Side Letter.  All payments of the Commitment Fee shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent, for the benefit of the Committed Buyers, at such account designated by Administrative Agent.

35.Reserved

36.Periodic Due Diligence Review

Seller acknowledges that Administrative Agent and Buyers have the right to perform continuing due diligence reviews with respect to the Seller, Underlying Repurchase Counterparty, Servicer and the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, for the purpose of performing quality control review of the Mortgage Loans or otherwise, and upon reasonable (but no less than one (1) Business Day’s) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Seller agrees to permit or shall cause Underlying Repurchase Counterparty to permit Administrative Agent, Buyers or their authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, data, records, agreements, instruments or information relating to such Mortgage Loans (including, without limitation, quality control review) in the possession or under the control of Seller, Underlying Repurchase Counterparty, Servicer and/or the Custodian.  Seller also shall make available or cause Underlying Repurchase Counterparty to make available to Administrative Agent and Buyers a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans.  Without limiting the generality of the foregoing, Seller acknowledges that Administrative Agent and Buyers may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Administrative Agent and Buyers in the Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Administrative Agent or Buyers, at their option, have the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering Broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan.  Administrative Agent or Buyers may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting.  Seller agrees to cooperate or cause Underlying Repurchase Counterparty to cooperate with Administrative Agent, Buyers and any third party underwriter in connection with such underwriting, including, but not limited to, providing Administrative Agent, Buyers and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller.  Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by

Administrative Agent and Buyers in connection with Administrative Agent’s and Buyers’ activities pursuant to this Section 36 (“Due Diligence Costs”).

37.Approval of Underlying Repurchase Counterparties and Servicers

a.Seller shall provide Administrative Agent with (a) a written list of proposed Underlying Repurchase Counterparties and (b) any reasonably requested information with respect to such proposed Underlying Repurchase Counterparties, in each case, prior to Administrative Agent’s purchase of any Mortgage Loan subject to the respective Underlying Repurchase Documents.  Administrative Agent in its sole and absolute discretion may reject any proposed Underlying Repurchase Counterparty by providing written notice in accordance with Section 20 hereof to Seller within ten (10) Business Days after Seller provides such written list of proposed Underlying Repurchase Counterparties.  If Administrative Agent does not approve an Underlying Repurchase Counterparty by providing a written notice to Seller within ten (10) Business Days after Seller provides the written list of proposed Underlying Repurchase Counterparties, then such Underlying Repurchase Counterparties shall be deemed rejected by Administrative Agent for the purposes of this Agreement.  After an Underlying Repurchase Counterparty is approved by Administrative Agent as an Underlying Repurchase Counterparty for the purposes of this Agreement, Administrative Agent may in its sole and absolute discretion reject any previously approved Underlying Repurchase Counterparty by providing to Seller written notice in accordance with Section 20 hereof.  Following any such rejection of a previously approved Underlying Repurchase Counterparty, Seller shall not sell to Administrative Agent hereunder any Mortgage Loans purchased by Seller from such previously approved Underlying Repurchase Counterparty and any such Mortgage Loans may be assigned a Market Value of zero in Administrative Agent’s good faith discretion.

b.Seller shall provide Administrative Agent with (a) a written list of proposed Servicers and (b) any reasonably requested information with respect to such proposed Servicers, in each case, prior to any Servicer being engaged with respect to a prospective Purchased Mortgage Loan.  Administrative Agent in its sole and absolute discretion may reject any proposed Servicer by providing written notice in accordance with Section 20 hereof to Seller within ten (10) Business Days after Seller provides such written list of proposed Servicers.  If Administrative Agent does not approve a Servicer by providing a written notice to Seller within ten (10) Business Days after Seller provides the written list of proposed Servicers, then such Servicers shall be deemed rejected by Administrative Agent for the purposes of this Agreement.  After a Servicer is approved by Administrative Agent as a Servicer for the purposes of this Agreement, Administrative Agent may in its sole good faith discretion reject any previously approved Servicer by providing to Seller written notice in accordance with Section 20 hereof.

c.Administrative Agent, with or without cause, may instruct Seller to remove and discharge (i) MERS and MERSCORP Holdings, Inc., as Electronic Agent (as

defined in the Underlying Electronic Tracking Agreement) from the performance of their duties under the Underlying Electronic Tracking Agreement with respect to some or all of the Purchased Mortgage Loans or (ii) the Custodian from the performance of its duties under the Underlying Custodial Agreement with respect to some or all of the Purchased Mortgage Loans.  If Administrative Agent delivers such instruction to Seller, Seller shall promptly exercise its rights to terminate MERS, MERSCORP Holdings, Inc. or the Custodian, as applicable, in accordance with the related Underlying Repurchase Document.

38.Authorizations

Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Seller or Administrative Agent to the extent set forth therein, as the case may be, under this Agreement.  The Seller may amend Schedule 2 from time to time by delivering a revised Schedule 2 to Administrative Agent and expressly stating that such revised Schedule 2 shall replace the existing Schedule 2.

39.Acknowledgment of Assignment and Administration of Repurchase Agreement.

Pursuant to Section 22 (Non assignability) of this Agreement, Administrative Agent may sell, transfer and convey or allocate certain Purchased Mortgage Loans and the related Repurchase Assets and related Transactions to certain affiliates of Administrative Agent and/or one or more CP Conduits (the “Additional Buyers”).  Seller and Guarantor each hereby acknowledges and agrees to the joinder of such Additional Buyers.  The Administrative Agent shall administer the provisions of this Agreement.  For the avoidance of doubt, all payments, notices, communications and agreements pursuant to this Agreement shall be delivered to, and entered into by, the Administrative Agent for the benefit of the Buyers and/or the Repledgees, as applicable.  Furthermore, to the extent that the Administrative Agent exercises remedies pursuant to this Agreement, any of the Administrative Agent and/or any Buyer will have the right to bid on and/or purchase any of the Repurchase Assets pursuant to Section 16 (Remedies Upon Default).  The benefit of all representations, rights, remedies and covenants set forth in the Agreement shall inure to the benefit of the Administrative Agent on behalf of each Buyer and Repledgees, as applicable.  All provisions of the Agreement shall survive the transfers contemplated herein (including any Repledge Transactions).  Notwithstanding that multiple Buyers may purchase individual Mortgage Loans subject to Transactions entered into under this Agreement, all Transactions shall continue to be deemed a single Transaction and all of the Repurchase Assets shall be security for all of the Obligations hereunder.

40.Acknowledgement Of Anti-Predatory Lending Policies

Administrative Agent has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.

41.Documents Mutually Drafted

The Seller, the Guarantor and the Administrative Agent and the Buyers agree that this Agreement and each other Program Agreement prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

42.Conflicts

In the event of any conflict between the terms of this Agreement and any other Program Agreement, the documents shall control in the following order of priority: first, the terms of the Pricing Side Letter shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Program Agreements shall prevail.

43.Bankruptcy Non-Petition

The parties hereby agree that they shall not institute against, or join any other person in instituting against, any Buyer that is a CP Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing commercial paper note issued by the applicable CP Conduit is paid in full.

44.Limited Recourse

The obligations of each Buyer under this Agreement or any other Program Agreement are solely the corporate obligations of such Buyer. No recourse shall be had for the payment of any amount owing by any Buyer under this Agreement, or for the payment by any Buyer of any fee in respect hereof or any other obligation or claim of or against such Buyer arising out of or based on this Agreement, against any stockholder, partner, member, employee, officer, director or incorporator or other authorized person of such Buyer. In addition, notwithstanding any other provision of this Agreement, the Parties agree that all payment obligations of any Buyer that is a CP Conduit under this Agreement shall be limited recourse obligations of such Buyer, payable solely from the funds of such Buyer available for such purpose in accordance with its commercial paper program documents. Each party waives payment of any amount which such Buyer does not pay pursuant to the operation of the preceding sentence until the day which is at least one year and one day after the payment in full of the latest maturing commercial paper note (and waives any "claim" against such Buyer within the meaning of Section 101(5) of the Bankruptcy Code or any other Debtor Relief Law for any such insufficiency until such date).

45.General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

a.the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

b.accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

c.references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

d.a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

e.the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

f.the term “include” or “including” shall mean without limitation by reason of enumeration;

g.all times specified herein or in any other Program Agreement (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and

h.all references herein or in any Program Agreement to "good faith" means good faith as defined in Section 1-201(19) of the UCC as in effect in the State of New York.

46.Amendment and Restatement

Administrative Agent, as a Buyer, Guarantor and Seller entered into the Existing Master Repurchase Agreement. Administrative Agent, Buyers, Guarantor and the Seller desire to enter into this Agreement in order to amend and restate the Existing Master Repurchase Agreement in its entirety.  The amendment and restatement of the Existing Master Repurchase Agreement shall become effective on the date hereof, and each of Administrative Agent, Buyers, Guarantor and the Seller shall hereafter be bound by the terms and conditions of this Agreement and the other Program Agreements.  This Agreement amends and restates the terms and conditions of the Existing Master Repurchase Agreement, and is not a novation of any of the agreements or obligations incurred pursuant to the terms of the Existing Master Repurchase Agreement. Accordingly, all of the agreements and obligations incurred pursuant to the terms of the Existing Master Repurchase Agreement are hereby ratified and affirmed by the parties hereto and remain in full force and effect.  For the avoidance of doubt, it is the intent of Administrative Agent, Buyers, Guarantor and the Seller that the security interests and liens granted in the Purchased Mortgage Loans or Repurchase Assets pursuant to Section 8 of the Existing Master Repurchase Agreement shall continue in full force and effect. All references to the Existing Master Repurchase Agreement in any Program Agreement or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

47.Reaffirmation of Guaranty

Guarantor hereby (i) agrees that the liability of Guarantor or rights of Administrative Agent under the Guaranty shall not be affected as a result of amending and restating this Agreement, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the

Guaranty and (iii) acknowledges and agrees that such Guaranty is and shall continue to be in full force and effect.

[Signature Page Follows]

IN WITNESS WHER EOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

Credit Suisse First Boston Mortgage Capital LLC,

as Administrative Agent

By:	/s/ Margaret Dellafera
	Name:	Margaret Dellafera
	Title:	Vice President

Credit Suisse AG, Cayman Islands Branch,

as a Committed Buyer and as a Buyer

By:	/s/ Chris Fera
	Name:	Chris Fera
	Title:	Authorized Signatory

By:	/s/ Elie Chau
	Name:	Elie Chau
	Title:	Authorized Signatory

Alpine Securitization LTD as a Buyer, by

Credit Suisse AG, New York Branch as Attorney-in-Fact

By:	/s/ Chris Fera
	Name:	Chris Fera
	Title:	Authorized Signatory

By:	/s/ Elie Chau
	Name:	Elie Chau
	Title:	Authorized Signatory

Signature Page to the Second Amended and Restated Master Repurchase Agreement

PennyMac Operating Partnership, L.P., as Seller

By: PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

PennyMac Mortgage Investment Trust, as Guarantor

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

Signature Page to the Second Amended and Restated Master Repurchase Agreement

SCHEDULE 1

PART 1

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO PURCHASED MORTGAGE LOANS

Seller makes the following representations and warranties to Administrative Agent with respect to each Purchased Mortgage Loan that is at all times subject to a Transaction hereunder and at all times while the Program Agreements and any Transaction hereunder is in full force and effect.  With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Administrative Agent that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty for purposes of determining Asset Value.

(a)Payments Current.  All payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited.  No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent at any time since the origination of the Mortgage Loan.  The first Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.

(b)No Outstanding Charges.  All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  Neither Seller nor the Qualified Originator from which Seller acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and/or interest thereunder.

(c)Original Terms Unmodified.  The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyers, and which has been delivered to the Custodian and the terms of which are reflected in the Custodial Mortgage Loan Schedule.  The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Custodial Mortgage Loan Schedule.  No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Custodial Mortgage Loan Schedule.

Schedule 1 Part 1-1

(d)No Defenses.  The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.  Seller has no knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

(e)Hazard Insurance.  The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines.  If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973.  All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days’ prior written notice to the mortgagee.  No such notice has been received by Seller.  All premiums on such insurance policy have been paid.  The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect.  Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

Schedule 1 Part 1-2

(f)Compliance with Applicable Laws.  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Administrative Agent, and shall deliver to Administrative Agent, upon demand, evidence of compliance with all such requirements.

(g)No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission.  Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(h)Location and Type of Mortgaged Property.  The Mortgaged Property is located in an Acceptable State as identified in the Custodial Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development; provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or shall conform to underwriting guidelines acceptable to Administrative Agent in its sole discretion and that no residence or dwelling is a mobile home.  No portion of the Mortgaged Property is used for commercial purposes; provided, that, the Mortgaged Property may be a mixed use property if such Mortgaged Property conforms to underwriting guidelines acceptable to Administrative Agent in its sole discretion.

(i)Valid First Lien.  The Mortgage is a valid, subsisting, enforceable and perfected first priority lien and first priority security interest on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

a.the lien of current real property taxes and assessments not yet due and payable;

b.covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

Schedule 1 Part 1-3

c.other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and Seller has full right to pledge and assign the same to Administrative Agent.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

(j)Validity of Mortgage Documents.  The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan.  Seller has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.  To the best of Seller’s knowledge, except as disclosed to Administrative Agent in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed.

(k)Full Disbursement of Proceeds.  There is no further requirement for future advances under the Mortgage Loan, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(l)Ownership.  Seller has full right to sell the Mortgage Loan to Buyers free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Buyers will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

(m)Doing Business.  All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and

Schedule 1 Part 1-4

(ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

(n)Title Insurance.  The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage, as applicable, in the original principal amount of the Mortgage Loan, with respect to a Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (a), (b) and (c) of paragraph (i) of this Schedule 1. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(o)No Defaults.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

(p)No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

(q)Location of Improvements; No Encroachments.  All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

(r)Origination; Payment Terms.  The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a

Schedule 1 Part 1-5

savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority.  Principal and/or interest payments on the Mortgage Loan commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan.  The Mortgagor contributed from their own funds to the purchase price for the Mortgaged Property, as required by the applicable Agency.  With respect to adjustable rate Mortgage Loans, the Mortgage Interest Rate is adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and/or interest (subject to an “interest only” period in the case of Interest Only Loans), which installments of interest (a) with respect to adjustable rate Mortgage Loans are subject to change on the Interest Rate Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date and (b) with respect to Interest Only Loans are subject to change on the Interest Only Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Only Adjustment Date, in both cases with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization.

(s)Customary Provisions.  The Mortgage Note has a stated maturity.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.  Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on the Seller or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of the Seller, Administrative Agent, a Buyer or any servicer or any successor servicer to sell the related Mortgaged Property at a trustee's sale or otherwise, or (z) the ability of the Seller, Administrative Agent, a Buyer or any servicer or any successor servicer to foreclose on the related Mortgage. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae.

(t)Occupancy of the Mortgaged Property.  As of the Purchase Date the Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be.  Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate.  With respect to any Mortgage Loan originated with an “owner-occupied” Mortgaged Property,

Schedule 1 Part 1-6

the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.

(u)No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (i) above.

(v)Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Administrative Agent to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(w)Transfer of Mortgage Loans.  Except with respect to Mortgage Loans intended for purchase by GNMA and for Mortgage Loans registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(x)Due-On-Sale.  Except with respect to Mortgage Loans intended for purchase by GNMA, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(y)No Buydown Provisions; No Graduated Payments or Contingent Interests.  Except with respect to Agency Mortgage Loans, the Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

(z)Consolidation of Future Advances.  Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(aa)No Condemnation Proceeding.  There have not been any condemnation proceedings with respect to the Mortgaged Property and Seller has no knowledge of any such proceedings.

(bb)Collection Practices; Escrow Deposits; Interest Rate Adjustments.  The origination and collection practices used by the originator, each servicer of the Mortgage Loan and Seller with respect to the Mortgage Loan have been in all respects in compliance with

Schedule 1 Part 1-7

Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper.  With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in full compliance with state and federal law.  An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note.  All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

(cc)Conversion to Fixed Interest Rate.  Except as allowed by Fannie Mae or Freddie Mac or otherwise as expressly approved in writing by Administrative Agent, with respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.

(dd)Other Insurance Policies.  No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or by any officer, director, or employee of Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

(ee)Servicemembers Civil Relief Act.  The Mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.

(ff)Appraisal.  The Mortgage File contains either (i) to the extent permitted by the applicable Agency, a Property Inspection Waiver (as defined in the applicable Agency guidelines) or (ii) an appraisal of the related Mortgaged Property signed prior to the funding of the Mortgage Loan by a qualified appraiser, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

(gg)Disclosure Materials.  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and Seller maintains such statement in the Mortgage File.

Schedule 1 Part 1-8

(hh)Construction or Rehabilitation of Mortgaged Property.  No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

(ii)No Defense to Insurance Coverage.  No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.

(jj)Capitalization of Interest.  The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

(kk)No Equity Participation.  No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property.  The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

(ll)Proceeds of Mortgage Loan.  The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate or correspondent of Seller, except in connection with a refinanced Mortgage Loan.

(mm)Origination Date.  The Purchase Date for a Mortgage Loan other than a correspondent Mortgage Loan is no more than thirty (30) days following the origination date and the Purchase Date for a correspondent Mortgage Loan is no more than one hundred eighty (180) days following the origination date.

(nn)No Exception.  The Custodian has not noted any material exceptions on a Custodial Mortgage Loan Schedule with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or Administrative Agent’s or Buyers’ interest in the Mortgage Loan.

(oo)Mortgage Submitted for Recordation.  The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

Schedule 1 Part 1-9

(pp)Documents Genuine.  Such Purchased Mortgage Loan and all accompanying collateral documents are complete and authentic and all signatures thereon are genuine.  Such Purchased Mortgage Loan is a “closed” loan.

(qq)Bona Fide Loan.  Such Purchased Mortgage Loan arose from a bona fide loan, complying with all applicable State and Federal laws and regulations, to persons having legal capacity to contract and is not subject to any defense, set‑off or counterclaim.

(rr)Other Encumbrances.  To the best of Seller’s knowledge, any property subject to any security interest given in connection with such Purchased Mortgage Loan is not subject to any other encumbrances other than a stated first mortgage, if applicable, and encumbrances which may be allowed under the Underwriting Guidelines.

(ss)Description.  Each Purchased Mortgage Loan conforms to the description thereof as set forth on the related Custodial Mortgage Loan Schedule delivered to the Custodian and Administrative Agent.

(tt)Located in U.S.  No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Purchased Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.

(uu)Underwriting Guidelines.  Each Purchased Mortgage Loan has been originated in accordance with the Underwriting Guidelines (including all supplements or amendments thereto).

(vv)Aging.  Such Purchased Mortgage Loan has not been subject to a Transaction hereunder for more than the applicable Aging Limit.

(ww)Reserved.

(xx)Primary Mortgage Guaranty Insurance.  Each Conforming Mortgage Loan with a Loan to Value Ratio of 80% or higher is insured as to payment defaults by primary mortgage guaranty insurance.  Each other Mortgage Loan is insured as to payment defaults by a policy of primary mortgage guaranty insurance where applicable.  Each Purchased Mortgage Loan is insured in the amount required, and by an insurer approved, by the applicable Take-out Investor, if applicable, and all provisions of such primary mortgage guaranty insurance have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Each Mortgage Loan which is represented to Administrative Agent to have, or to be eligible for, FHA insurance is insured, or eligible to be insured, pursuant to the National Housing Act.  Each Mortgage Loan which is represented by Seller to be guaranteed, or to be eligible for guaranty, by the VA is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code.  As to each FHA insurance certificate or each VA guaranty certificate, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to each Mortgage Loan.

Schedule 1 Part 1-10

There are no defenses, counterclaims, or rights of setoff affecting the Mortgage Loans or affecting the validity or enforceability of any private mortgage insurance or FHA insurance applicable to the Mortgage Loans or any VA guaranty with respect to the Mortgage Loans.

(yy)Predatory Lending Regulations; High Cost Loans.  None of the Mortgage Loans are classified as High Cost Mortgage Loans.

(zz)Wet-Ink Mortgage Loans.  With respect to each Mortgage Loan that is a Wet-Ink Mortgage Loan, the Settlement Agent has been instructed in writing by Seller to hold the related Mortgage Loan Documents as agent and bailee for Administrative Agent or Administrative Agent’s agent and to promptly forward such Mortgage Loan Documents in accordance with the provisions of the applicable Custodial Agreement and the Escrow Instruction Letter.

(aaa)FHA Mortgage Insurance; VA Loan Guaranty.  With respect to the FHA Loans, the FHA Mortgage Insurance Contract is or is eligible to be in full force and effect and there exists no impairment to full recovery without indemnity to the Department of Housing and Urban Development or the FHA under FHA Mortgage Insurance.  With respect to the VA Loans, the VA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein.  All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense.  Each FHA Loan and VA Loan was originated in accordance with the criteria of an Agency for purchase of such Mortgage Loans.

(bbb)Second Lien.  None of the Mortgage Loans are second lien Mortgage Loans.

(ccc)Qualified Mortgage.  Notwithstanding anything to the contrary set forth in this Agreement, on and after January 10, 2014 (or such later date as set forth in the relevant regulations), (i) prior to the origination of each Mortgage Loan, the originator made a reasonable and good faith determination that the Mortgagor had a reasonable ability to repay the loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c) and (ii) each Mortgage Loan is a “Qualified Mortgage” as defined in 12 CFR 1026.43(e).

(ddd)TRID Compliance. With respect to each Mortgage Loan where the Mortgagor’s loan application for the Mortgage Loan was taken on or after October 3, 2015, such Mortgage Loan was originated in compliance with the TILA-RESPA Integrated Disclosure Rule.

Schedule 1 Part 1-11

SCHEDULE 1

PART 2

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO

UNDERLYING REPURCHASE TRANSACTIONS

Seller makes the following representations and warranties to Administrative Agent with respect to each Underlying Repurchase Transaction that is at all times subject to a Transaction hereunder and at all times while the Program Agreements and any Transaction hereunder is in full force and effect.  With respect to those representations and warranties which are made to the best of a Seller’s knowledge, if it is discovered by such Seller or Administrative Agent that the substance of such representation and warranty is inaccurate, notwithstanding such Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty for purposes of determining Asset Value.

(a)Validity of Underlying Repurchase Documents. The Underlying Repurchase Documents and any other agreement executed and delivered by the Underlying Repurchase Counterparty or guarantor thereto, as applicable, in connection with an Underlying Repurchase Transaction are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, by other insolvency laws or by general principles of equity.  Seller and the Underlying Repurchase Counterparty had legal capacity to enter into the Underlying Repurchase Transaction and the Underlying Repurchase Counterparty had the legal capacity to execute and deliver the Underlying Repurchase Documents and any such agreement, and the Underlying Repurchase Documents and any such other related agreement to which Seller or the Underlying Repurchase Counterparty are parties have been duly and properly executed by Seller and the Underlying Repurchase Counterparty, as applicable.  The Underlying Repurchase Documents to which the Underlying Repurchase Counterparty is a party constitute legal, valid, binding and enforceable obligations of the Underlying Repurchase Counterparty.  The Underlying Repurchase Transaction and the Underlying Repurchase Documents are in full force and effect, and the enforceability of the Underlying Repurchase Documents has not been contested by the Underlying Repurchase Counterparty.

(b)Original Terms Unmodified.  Except to the extent approved in writing by Administrative Agent, the terms of the Underlying Repurchase Documents have not been impaired, altered or modified in any material respect.

(c)No Defenses.  The Underlying Repurchase Transaction is not subject to any right of rescission, set-off, counterclaim or defense nor will the operation of any of the terms of any Underlying Repurchase Documents, or the exercise of any right thereunder, render any Underlying Repurchase Document unenforceable in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

Schedule 1 Part 2-1

(d)No Bankruptcy.  The Underlying Repurchase Counterparty is not subject to an Act of Insolvency.  The Underlying Repurchase Counterparty has not threatened and, to Seller’s knowledge, is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of the Underlying Repurchase Counterparty’s assets or any of the Mortgage Loans.

(e)Compliance with Applicable Laws; Consents.  Any and all requirements of any federal, state or local law including, without limitation, usury, consumer credit protection, or disclosure laws applicable to the Underlying Repurchase Transaction have been complied with in all material respects, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain in its possession, available for the inspection by Administrative Agent or a Buyer, and shall deliver to Administrative Agent or a Buyer, upon demand, evidence of compliance with all such requirements.  All consents of and all filings with any federal or state Governmental Authority necessary in connection with the execution, delivery or performance of the Underlying Repurchase Transaction have been obtained or made and are in full force and effect.

(f)[reserved].

(g)[reserved].

(h)Delivery of Underlying Repurchase Documents.  True and correct fully executed copies of the Underlying Repurchase Documents have been delivered to Administrative Agent.

(i)Organization.  The Underlying Repurchase Counterparty has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation.  The Underlying Repurchase Counterparty has requisite power and authority to (i) own its properties, (ii) transact the business in which it is now engaged, (iii) execute and deliver the Underlying Repurchase Documents and (iv) consummate the transactions contemplated thereby.  The Underlying Repurchase Counterparty is duly qualified to do business and is in good standing in the jurisdictions where it is required to be so qualified in connection with the ownership, maintenance, management and operation of its business.  The Underlying Repurchase Counterparty possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.

(j)No Conflicts.  The execution, delivery and performance of the Underlying Repurchase Documents by the Underlying Repurchase Counterparty do not conflict with or constitute a default under, or result in the creation or imposition of any lien (other than pursuant to the Underlying Repurchase Documents) under, any material mortgage, deed of trust, Agreement, partnership agreement, or other agreement or instrument to which the Underlying Repurchase Counterparty is a party or to which any of its property is subject, nor will such action result in any violation of the provisions of any statute of any Governmental Authority having jurisdiction over the Underlying Repurchase Counterparty, and any qualification of or with any governmental authority required for the execution, delivery, and performance by the Underlying

Schedule 1 Part 2-2

Repurchase Counterparty of the Underlying Repurchase Documents has been obtained and is in full force and effect.

(k)Compliance.  The Underlying Repurchase Counterparty is in compliance in all material respects with all applicable legal requirements.  The Underlying Repurchase Counterparty is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might adversely affect the condition (financial or otherwise) or business of the Underlying Repurchase Counterparty.

(l)Underlying Repurchase Transaction Not Assigned.  No Underlying Repurchase Transaction Document is assigned to any third party.  No Underlying Repurchase Counterparty has sold, assigned, transferred or otherwise disposed of, or granted any option with respect to, or pledged, hypothecated or granted a security interest in or lien on or otherwise encumbered (except pursuant to the Underlying Repurchase Documents), any of the Purchased Mortgage Loans or any interest therein. The Underlying Repurchase Documents permit Seller to sell, assign, pledge, transfer or rehypothecate the Mortgage Loans and all other collateral purchased by Seller pursuant to the Underlying Repurchase Documents.

(m)Solvency.  The transfer of the Mortgage Loans subject to the Underlying Repurchase Documents is not undertaken with the intent to hinder, delay or defraud any of the Underlying Repurchase Counterparty’s creditors.  The Underlying Repurchase Counterparty is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the transfer and pledge of the Mortgage Loans pursuant to the Underlying Repurchase Documents (i) will not cause the Underlying Repurchase Counterparty to become insolvent, (ii) will not result in any property remaining with the Underlying Repurchase Counterparty to be unreasonably small capital, and (iii) will not result in debts that would be beyond the Underlying Repurchase Counterparty’s ability to pay as same mature.  The Underlying Repurchase Counterparty receives reasonably equivalent value in exchange for the transfer and pledge of the Mortgage Loans in accordance with the Underlying Repurchase Documents.

(n)Ownership.  Underlying Repurchase Counterparty has sold the Underlying Mortgage Loan on a servicing-released basis to the Seller under the Underlying Repurchase Transaction. Underlying Repurchase Counterparty has good, indefeasible and marketable title to the Mortgage Loans, and has full right to transfer, pledge and assign the Mortgage Loans to Seller free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge the Mortgage Loans pursuant to the Underlying Repurchase Documents, and following the transfer and pledge of the Mortgage Loans, Seller will hold such Mortgage Loans free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created other than those created under this Agreement.

(o)Agency Approvals.  In the event the applicable Underlying Repurchase Counterparty becomes an FHA Approved Mortgagee, a VA Approved Lender and a GNMA Approved Lender, such Underlying Repurchase Counterparty shall remain an FHA Approved Mortgagee, a VA Approved Lender and a GNMA Approved Lender, as applicable.  In the event the applicable Underlying Repurchase Counterparty is also approved by Fannie Mae as an

Schedule 1 Part 2-3

approved lender and Freddie Mac as an approved seller/servicer, and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, such Underlying Repurchase Counterparty shall remain so approved.  In each such case, the applicable Underlying Repurchase Counterparty is in good standing, with no event having occurred or such Underlying Repurchase Counterparty having any reason whatsoever to believe or suspect will occur prior to the issuance of the Agency Security or the consummation of the Take-out Commitment, as the case may be, including, without limitation, a change in insurance coverage which would either make such Underlying Repurchase Counterparty unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA.

(p)No Plan Assets.  The related Underlying Repurchase Counterparty is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of the Mortgagor constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

(q)No Prohibited Persons.  Neither the related Underlying Repurchase Counterparty nor any of its affiliates, officers, directors, partners or members, is an entity or person (or to Seller’s knowledge after due inquiry, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above.

(r)[reserved].

(s)Mortgage Loans Assignable; Administrative Agent’s Security Interest.  The Underlying Mortgage Loan Documents and Underlying Repurchase Documents have been delivered to Administrative Agent and the UCC-1 Financing Statement naming the Underlying Repurchase Counterparty as debtor and Seller as secured party and identifying the Mortgage Loans as collateral has been filed in the applicable filing office.

(t)Reserved.

(u)Reserved.

(v)Underlying Repurchase Counterparty Diligence.  Seller has delivered to Administrative Agent all information regarding the applicable Underlying Repurchase Counterparty as Administrative Agent has requested and such information is satisfactory to Administrative Agent in all material respects.

Schedule 1 Part 2-4

(w)Lender Insurance Authority.  In the event that the related Underlying Repurchase Counterparty has on the date hereof or subsequently receives Lender Insurance Authority, such authority shall not be revoked or suspended.

(x)Underlying Repurchase Documents. The Underlying Repurchase Documents are “repurchase agreements” within the meaning of Section 559 of the Bankruptcy Code.

(y)Reserved.

(z)True and Complete Disclosure.  All information, reports, exhibits, schedules, financial statements or certificates of each Underlying Repurchase Counterparty or any of its officers furnished or to be furnished to Administrative Agent in connection with the initial or any ongoing due diligence of any Underlying Repurchase Counterparty or officer thereof, negotiation, preparation, or delivery of the Program Agreements are true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All financial statements have been prepared in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements).

(aa)Material Adverse Change.  There has been no material adverse change in the business, operations, financial condition, properties or prospects of any Underlying Repurchase Counterparty since the date set forth in the most recent financial statements supplied to Administrative Agent as determined by Administrative Agent in its sole good faith discretion and there is no other condition which, in Administrative Agent’s sole good faith discretion, constitutes a material impairment of any Underlying Repurchase Counterparty’s ability to perform its obligations under the Underlying Repurchase Documents.

(bb)Insurance.  The Underlying Repurchase Counterparty maintains, for itself and its Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to $300,000.  Each Underlying Repurchase Counterparty maintains, for itself and its Subsidiaries, Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Mortgage Loans it originates.  The Underlying Repurchase Counterparty will notify the Administrative Agent of any material change in the terms of any such Fidelity Insurance.

(cc)Government Action.  No Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority has taken any action, which has not been discontinued or stayed within thirty (30) days: (i) to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of the Underlying Repurchase Counterparty or any Affiliate thereof, (ii) to displace the management of the Underlying Repurchase Counterparty or any Affiliate thereof, (iii) to curtail its authority in the conduct of the business of the Underlying Repurchase Counterparty or any Affiliate thereof, or (iv) in the nature of enforcement, to remove, limit or restrict the approval of such Underlying Repurchase Counterparty or Affiliate as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby.

Schedule 1 Part 2-5

(dd)Financial Statements.  The Underlying Repurchase Counterparty’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are not qualified or limited by reference to the status of such Underlying Repurchase Counterparty as a “going concern” or a reference of similar import.

(ee)Governmental Event.  In Administrative Agent’s sole discretion, no Governmental Event individually or collectively, and whether unforeseen or arising out of the Underlying Repurchase Counterparty’s existing applications, communications and correspondence with any Governmental Authority or Person, has had a Material Adverse Effect with respect to the Underlying Repurchase Counterparty, or an adverse effect upon such Underlying Repurchase Counterparty’s ability to perform such Underlying Repurchase Counterparty’s obligations under the Underlying Repurchase Documents or any other material agreement to which it is a party or would otherwise materially impair, limit or restrict such Underlying Repurchase Counterparty’s ability to conduct its business or its operations.

(ff)Litigation.  There is no action, proceeding or investigation pending with respect to which the Underlying Repurchase Counterparty has received service of process or, to the best of such Underlying Repurchase Counterparty’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any Underlying Repurchase Document, (B) seeking to prevent the consummation of any of the transactions contemplated any Underlying Repurchase Document, (C) making a claim individually or in the aggregate in an amount greater than $10,000,000, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of any Underlying Repurchase Document.

Schedule 1 Part 2-6

SCHEDULE 2

AUTHORIZED REPRESENTATIVES

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Authorized Representatives for execution of Program Agreements and amendments

Name	Title	Authorized Signature
Pamela Marsh	Managing Director, Treasurer

Authorized Representatives for execution of Transaction Requests and day-to-day operational functions

Name	Title	Authorized Signature
Maurice Watkins	Managing Director, Capital Markets
Thomas Rettinger	Managing Director, Portfolio Risk Management
Kevin Chamberlain	Authorized Representative
Angela Everest	Authorized Representative
Adeshola Makinde Richard Hetzel	Authorized Representative Authorized Representative

Schedule 2-1

ADMINISTRATIVE AGENT AND BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Administrative Agent and/or Buyers under this Agreement:

Name	Title	Signature
Margaret Dellafera	Vice President
Elie Chau	Vice President
Deirdre Harrington	Vice President
Robert Durden	Vice President
Ron Tarantino	Vice President
Michael Marra	Vice President

Schedule 2-2

EXHIBIT A

RESERVED

Exhibit A-1

EXHIBIT B

MORTGAGE LOAN SCHEDULE

MORTGAGE LOAN CHARACTERISTICS

1.	Customer Name
2.	Collateral Number
3.	Primary Borrower Last Name
4.	Primary Borrower First Name
5.	Co-Borrower Last Name *
6.	Co-Borrower First Name *
7.	Property Address
8.	City
9.	State
10.	Zip Code
11.	County
12.	SS Number
13.	SS # Co-borrower *
14.	Product Type/Code
15.	Underlying Repurchase Counterparty
16.	Servicer/REO Manager
17.	Loan Amount
18.	Original monthly principal and interest
19.	Original interest rate
20.	Original date of Mortgage Note
21.	Closing Date
22.	First Payment Date
23.	Maturity Date
24.	Loan Type (adjustable, fixed, etc)
25.	Purchase Date
26.	Funding Method Code (wire disbursement, etc.)
27.	Closing Agent
28.	Address
29.	City
30.	State
31.	Zip Code
32.	Account Number
33.	ABA Number
34.	Closing Schedule
35.	Instructions
36.	Name of Bank
37.	Address of Bank
38.	City of Bank
39.	State of Bank
40.	Zip of Bank
41.	Other Account Bank *

Exhibit B-1

42.	Further Instructions *
43.	Investor *
44.	Investor Commitment Number *
45.	Price *
46.	Commitment Date *
47.	Commitment Expiration Date *
48.	Property Type
49.	Lien Position
50.	LTV
51.	CLTV
52.	FICO
53.	Amortization Term
54.	Purpose
55.	No. of Units
56.	Original Appraised Value
57.	Name of appraiser
58.	Certificate Number for each loan with primary mortgage insurance*
59.	Margin*
60.	Life floor*
61.	Index type*
62.	Initial rate floor*
63.	Periodic rate cap*
64.	Life cap*
65.	First interest rate adjustment date*
66.	Underlying Repurchase Counterparty

* If applicable.

Exhibit B-2

EXHIBIT C

RESERVED

Exhibit C-1

EXHIBIT D

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that PennyMac Operating Partnership, L.P. (“Seller”) hereby irrevocably constitutes and appoints Credit Suisse First Boston Mortgage Capital LLC (“Administrative Agent”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Administrative Agent’s discretion:

a.

in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Administrative Agent on behalf of certain Buyers and/or Repledgees under the Second Amended and Restated Master Repurchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) dated April 28, 2017, by and among PennyMac Operating Partnership, L.P., PennyMac Mortgage Investment Trust and Credit Suisse First Boston Mortgage Capital LLC (the “Assets”) from Seller and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Administrative Agent for the purpose of collecting any and all such moneys due with respect to the Obligations;

b.	to pay or discharge taxes and liens levied or placed on or threatened against the Assets;
c.

(i) to direct any party liable for any payment under any Assets, including without limitation, any Underlying Repurchase Counterparty under any Underlying Repurchase Document, to make payment of any and all moneys due or to become due thereunder directly to Administrative Agent or as Administrative Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets including without limitation, from any Underlying Repurchase Counterparty under any Underlying Repurchase Document; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets including without limitation, with respect to any Underlying Repurchase Counterparty under any Underlying Repurchase Document; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets including without limitation, any Underlying Repurchase Document; (v) to defend any suit, action or proceeding brought against Seller with respect to any Assets, (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (vii) above and, in connection therewith, to give such discharges or releases as Administrative Agent may deem appropriate; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and to do, at Administrative Agent’s option and Seller’s expense, at any time, and from time to time, all acts and things which Administrative Agent deems necessary to protect, preserve or

Exhibit D-1

realize upon the Assets and Administrative Agent’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do, including without limitation, in each case, with respect to any Underlying Repurchase Counterparty and any Underlying Repurchase Document;

d.

for the purpose of carrying out the transfer of servicing with respect to the Assets including without limitation, directing any Underlying Repurchase Counterparty under any Underlying Repurchase Document, from Seller or any third party to a successor servicer appointed by Administrative Agent in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Administrative Agent the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good‑bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Administrative Agent in its sole discretion;

e.

for the purpose of delivering any notices of sale including without limitation, on behalf of any Underlying Repurchase Counterparty under any Underlying Repurchase Document, to mortgagors or other third parties, including without limitation, those required by law.

f.	For the purpose of acting as attorney-in-fact for any Underlying Repurchase Counterparty pursuant to any power of attorney granted to Seller by such Underlying Repurchase Counterparty.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

Seller also authorizes Administrative Agent, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

The powers conferred on Administrative Agent hereunder are solely to protect Administrative Agent’s interests in the Assets and shall not impose any duty upon it to exercise any such powers.  Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD

Exhibit D-2

PARTY, AND ADMINISTRATIVE AGENT ON ITS OWN BEHALF AND ON BEHALF OF ADMINISTRATIVE AGENT’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK.  SIGNATURES FOLLOW.]

Exhibit D-3

IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed this ____ day of _________, 2017.

PennyMac Operating Partnership, L.P., as Seller

By:	PennyMac GP OP, Inc., its General Partner

By:
Name:
Title:

Signature Page to Power of Attorney

STATE OF	)
	)	ss.:
COUNTY OF	)

On the _______ day of _________, 2017 before me, a Notary Public in and for said State, personally appeared                                                    , known to me to be ______________________ of PennyMac Operating Partnership, L.P., the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said limited partnership, and acknowledged to me that such limited partnership executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

_____________________________
Notary Public

My Commission expires

Signature Page to Power of Attorney

EXHIBIT E

LITIGATION

[None]

Exhibit E-1

EXHIBIT F

Officer’s Certificate

The undersigned, ____________ of [PennyMac Operating Partnership, L.P.] [PennyMac Mortgage Investment Trust] [PennyMac GP OP, Inc.], a [STATE] [corporation] (the “Company”), hereby certifies as follows:

1.Attached hereto as Exhibit A is a copy of the formation documents of the Company, as certified by the Secretary of State of the State of [STATE].

2.Neither any amendment to the formation documents of the Company nor any other organizational document with respect to the Company has been filed, recorded or executed since _______ __, ____, and no authorization for the filing, recording or execution of any such amendment or other organizational document is outstanding.

3.Attached hereto as Exhibit B is a true, correct and complete copy of the By‑laws of the Company as in effect as of the date hereof and at all times since ________ ___, ____.

4.Attached hereto as Exhibit C is a true, correct and complete copy of resolutions adopted by the Board of Directors of the Company by unanimous written consent on _________ __, 20__ (the “Resolutions”). The Resolutions have not been further amended, modified or rescinded and are in full force and effect in the form adopted, and they are the only resolutions adopted by the Board of Directors of the Company or by any committee of or designated by such Board of Directors relating to the execution and delivery of, and performance of the transactions contemplated by the Second Amended and Restated Master Repurchase Agreement dated as of April 28, 2017 (the “Repurchase Agreement”), among the Seller, the Guarantor and Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”) on behalf of Buyers.

5.The Repurchase Agreement [and the Guarantee] are substantially in the form approved by the Resolutions or pursuant to authority duly granted by the Resolutions.

6.The undersigned, as a officers of the Company or as attorney‑in‑fact, are authorized to and have signed manually the Repurchase Agreement, [the Guarantee] or any other document delivered in connection with the transactions contemplated thereby, were duly elected or appointed, were qualified and acting as such officer or attorney‑in‑fact at the respective times of the signing and delivery thereof, and were duly authorized to sign such document on behalf of the Company, and the signature of each such person appearing on any such document is the genuine signature of each such person.

Name	Title	Signature

Exhibit F‑1

IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of the _____ day of __________, 2017.

[PennyMac Operating Partnership, L.P.]  [PennyMac Mortgage Investment Trust] [PennyMac GP OP, Inc.], as [Seller] [Guarantor]

By:
Name:
Title:

Exhibit F‑2

EXHIBIT G

SELLER’S AND GUARANTOR’S TAX IDENTIFICATION NUMBERS

PennyMac Operating Partnership, L.P.	27-0214441
PennyMac Mortgage Investment Trust	27-0186273

Exhibit G‑1

EXHIBIT H

EXISTING INDEBTEDNESS

See attached.

Exhibit H‑1

EXHIBIT I

form of ESCROW INSTRUCTION letter TO BE PROVIDED BY SELLER bEFORE CLOSING

The escrow instruction letter (the “Escrow Instruction Letter”) shall also include the following instruction to the Settlement Agent (the “Escrow Agent”):

Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”), has agreed to provide funds (“Escrow Funds”) on behalf of PennyMac Operating Partnership, L.P. to [UNDERLYING REPURCHASE COUNTERPARTY] to finance certain mortgage loans (the “Mortgage Loans”) for which you are acting as Escrow Agent.

You hereby agree that (a) you shall receive such Escrow Funds from Administrative Agent to be disbursed in connection with this Escrow Instruction Letter, (b) you will hold such Escrow Funds in trust, without deduction, set-off or counterclaim for the sole and exclusive benefit of Administrative Agent until such Escrow Funds are fully disbursed on behalf of Administrative Agent in accordance with the instructions set forth herein, and (c) you will disburse such Escrow Funds on the date specified for closing (the “Closing Date”) only after you have followed the Escrow Instruction Letter’s requirements with respect to the Mortgage Loans.  In the event that the Escrow Funds cannot be disbursed on the Closing Date in accordance with the Escrow Instruction Letter, you agree to promptly remit the Escrow Funds to the Administrative Agent by re-routing via wire transfer the Escrow Funds in immediately available funds, without deduction, set-off or counterclaim, back to the account specified in Administrative Agent’s incoming wire transfers.

You further agree that, upon disbursement of the Escrow Funds, you will hold all Mortgage Loan Documents specified in the Escrow Instruction Letter in escrow as agent and bailee for Administrative Agent, and will forward or cause to be forwarded the Mortgage Loan Documents and original Escrow Instruction Letter in connection with such Mortgage Loans by overnight courier to the Custodian within five (5) Business Days following the date of origination.

You agree that all fees, charges and expenses regarding your services to be performed pursuant to the Escrow Instruction Letter are to be paid by Seller or its borrowers, and Administrative Agent shall have no liability with respect thereto.

You represent, warrant and covenant that you are not an affiliate of or otherwise controlled by Seller, and that you are acting as an independent contractor and not as an agent of Seller.

The provisions of this Escrow Instruction Letter may not be modified, amended or altered, except by written instrument, executed by the parties hereto and Administrative Agent.  You understand that Administrative Agent shall act in reliance upon the provisions set forth in

Exhibit I-1

this Escrow Instruction Letter, and that Administrative Agent on behalf of Buyers and certain Repledgees is an intended third party beneficiary hereof.

Whether or not an Escrow Instruction Letter executed by you is received by the Custodian, your acceptance of the Escrow Funds shall be deemed to constitute your acceptance of the Escrow Instruction Letter.

Exhibit I-2

EXHIBIT J

FORM OF SERVICER NOTICE AND PLEDGE

(Affiliate Servicer)

[Date]

[__________], as Servicer
[ADDRESS]
Attention:  ___________

Re:

Second Amended and Restated Master Repurchase Agreement, dated as of April 28, 2017 (the “Repurchase Agreement”), by and among PennyMac Operating Partnership, L.P. (the “Seller”), PennyMac Mortgage Investment Trust (the “Guarantor”) and Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”) on behalf of Buyers and/or certain Repledgees, as applicable.

Ladies and Gentlemen:

[__________] (the “Servicer”) is servicing certain mortgage loans originated by [UNDERLYING REPURCHASE COUNTERPARTY] (“URC”) and purchased by Seller, which mortgage loans are serviced pursuant to that certain [Servicing Agreement], dated as of [_____ __, ____], between the Servicer and URC, as amended from time to time.  Pursuant to the Repurchase Agreement between Administrative Agent and Seller, the Servicer is hereby notified that Seller has sold and pledged to Administrative Agent for the benefit of Buyers certain mortgage loans which are serviced by Servicer which are subject to a security interest in favor of Administrative Agent. Capitalized Terms used but not defined herein shall have the meaning assigned to such term in the Repurchase Agreement.

Section 1.  Servicing Rights and Grant of Security Interest.  (a) Administrative Agent and Servicer hereby agree that in order to further secure the Obligations under the Repurchase Agreement, Servicer hereby grants, assigns and pledges to Administrative Agent a fully perfected first priority security interest in all of its Servicing Rights related to the Purchased Mortgage Loans and all proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created.

(b)The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Repurchase Agreement and Transactions thereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

(c)Administrative Agent shall have all rights and remedies hereunder as are set forth in the Repurchase Agreement.

Exhibit J-1

(d)In addition, Servicer hereby acknowledges that the Administrative Agent has purchased the Purchased Mortgage Loans on a servicing released basis and Administrative Agent shall have the same rights and remedies with respect to the Servicing Rights as it has with respect to the Repurchase Assets under the Repurchase Agreement.

(e)Servicer agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Administrative Agent’s security interest created hereby.  Furthermore, the Servicer hereby authorizes Administrative Agent to file financing statements relating to the security interest set forth herein, as Administrative Agent, at its option, may deem appropriate.

(f)Servicer waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Repurchase Agreement or security interest hereunder and notice or proof of reliance by Administrative Agent upon this Servicer Notice and Pledge.  Servicer hereby waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller or Servicer with respect the Obligations.

Section 2.

Act as Servicer. (a) Upon receipt of a Notice of Event of Default from Administrative Agent (“Notice of Event of Default”) in which Administrative Agent shall identify the Purchased Mortgage Loans which are then pledged to Administrative Agent under the Repurchase Agreement, the Servicer shall segregate all amounts collected on account of such Purchased Mortgage Loans, hold them in trust for the sole and exclusive benefit of Administrative Agent, and remit such collections in accordance with Administrative Agent’s written instructions.  Following such Notice of Event of Default, Servicer shall follow the instructions of Administrative Agent with respect to the Purchased Mortgage Loans, including, without limitation, any instructions to transfer servicing, and shall deliver to Administrative Agent any information with respect to the Purchased Mortgage Loans reasonably requested by Administrative Agent.

(b)Servicer further acknowledges that notwithstanding any prior owner of the Repurchase Assets, or any other agreement between such prior owner and the Servicer, Administrative Agent’s rights are superior to any other claim by any party and Servicer shall follow the directions of Administrative Agent and no other party, including, without limitation, the URC and the Seller.

(c)Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or Notice of Event of Default delivered by Administrative Agent, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or Notice of Event of Default.

Section 3.Back-up Administrative Agent; Successor Administrative Agent. In the event that the Administrative Agent gives the Servicer written notice that a back-up Administrative Agent (the “Back-up Administrative Agent”) has been appointed under the Repurchase Agreement, then to the extent that the Servicer subsequently receives written notice from the Back-up Administrative Agent that it has assumed the role of Administrative Agent thereunder (in such case, the “Successor Administrative Agent”), then the Successor Administrative Agent

Exhibit J-2

shall assume all rights and obligations of the Administrative Agent hereunder, with no further action required by the parties, and the Servicer shall follow the directions of the Successor Administrative Agent hereunder for all directions to be given by the Administrative Agent hereunder.

Section 4. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 5.Entire Agreement; Severability.  This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 6.Governing Law; Jurisdiction; Waiver of Trial by Jury.  (a) THIS SERVICER NOTICE AND PLEDGE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(b)SELLER AND SERVICER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING.  SERVICER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

(c)SELLER AND SERVICER HEREBY WAIVES TRIAL BY JURY.

[remainder of page intentionally left blank]

Exhibit J-3

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Administrative Agent

By:
Name:
Title:

Exhibit J-4

[__________], as Servicer

By:
Name:
Title:

PennyMac Operating Partnership, L.P., as Seller

By: PennyMac GP OP, Inc., its General Partner

By:
Name:
Title:

[UNDERLYING REPURCHASE COUNTERPARTY]

By:
Name:
Title:

Exhibit J-5

EXHIBIT K

FORM OF SERVICER NOTICE

(Third Party Servicer)

[Date]

[__________], as Servicer
[ADDRESS]
Attention:  ___________

Re:

Master Repurchase Agreement, dated as of [______ __], 201[__] (the “Repurchase Agreement”), by and [between] [among] [UNDERLYING REPURCHASE COUNTERPARTY]. (the “URC”)[, [ ] (the “Guarantor”)] and PennyMac Operating Partnership, L.P. (the “Buyer”), and any related repledge of assets as permitted thereunder.

Ladies and Gentlemen:

[__________] (the “Servicer”) is servicing certain mortgage loans originated by URC, which mortgage loans are serviced pursuant to that certain [Servicing Agreement], dated as of [_____ __, ____], between the Servicer and URC, as amended from time to time.  Pursuant to the Second Amended and Restated Master Repurchase Agreement, dated as of April 28, 2017 between Buyer and Credit Suisse First Boston Mortgage Capital LLC (the “Repledgee”), the Servicer is hereby notified that URC has sold and pledged to Buyer certain mortgage loans which are serviced by Servicer, and Buyer has sold and repledged and may from time to time repledge certain of such mortgage loans to Repledgee. Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Repurchase Agreement.

Section 1.Act as Servicer. (a) Upon receipt of a Notice of Event of Default from Buyer (“Notice of Event of Default”) in which Buyer shall identify the Purchased Mortgage Loans which are then pledged to Buyer under the Repurchase Agreement (“Purchased Mortgage Loans”), the Servicer shall segregate all amounts collected on account of such Purchased Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer’s written instructions.  Following such Notice of Event of Default, Servicer shall follow the instructions of Buyer with respect to the Purchased Mortgage Loans, including, without limitation, any instructions to transfer servicing, and shall deliver to Buyer any information with respect to the Purchased Mortgage Loans reasonably requested by Buyer.

(b)Upon receipt of a Notice of Event of Default from Repledgee (“Notice of Repledge Event of Default”) in which Repledgee shall identify the mortgage loans which are then pledged to Repledgee (the “Repledged Mortgage Loans”), the Servicer shall segregate all

Exhibit K-1

amounts collected on account of such Repledged Mortgage Loans, hold them in trust for the sole and exclusive benefit of Repledgee, and remit such collections in accordance with Repledgee’s written instructions.  Following such Notice of Repledge Event of Default, Servicer shall follow the instructions of Repledgee with respect to the Repledged Mortgage Loans, and shall deliver to Repledgee any information with respect to the Repledged Mortgage Loans reasonably requested by Repledgee.

(c)Servicer further acknowledges that notwithstanding any prior owner of the Repurchase Assets, or any other agreement between such prior owner and the Servicer, Repledgee’s rights are superior to any other claim by any party and Servicer shall follow the directions of Repledgee and no other party, including, without limitation, URC and the Buyer.  For the avoidance of doubt, Servicer acknowledges that Repledgee owns the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created.

(d)Notwithstanding any contrary information which may be delivered to the Servicer by URC, the Servicer may conclusively rely on any information or Notice of Event of Default delivered by Buyer, and URC shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or Notice of Event of Default.

(e)Notwithstanding any contrary information which may be delivered to the Servicer by Buyer, the Servicer may conclusively rely on any information or Notice of Repledge Event of Default delivered by Repledgee, and URC shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or Notice of Repledge Event of Default.

(f)In the event that the Servicer shall receive both a Notice of Event of Default and a Notice of Repledge Event of Default, the Servicer is hereby instructed to follow only the directions of the Repledgee, and shall disregard any instructions of Buyer given without the consent of the Repledgee.

Section 2.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 3.Entire Agreement; Severability.  This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 4.Governing Law; Jurisdiction; Waiver of Trial by Jury.  (a) THIS SERVICER NOTICE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Exhibit K-2

(b)EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING.  SERVICER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

(c)EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY.

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Exhibit K-3

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt.  Any notices to Buyer should be delivered to the following address:  _______________, _______________, _______________, Attention: _______________.

Very truly yours,

PennyMac Operating Partnership, L.P., as Buyer

By: PennyMac GP OP, Inc., its General Partner

By:
Name:
Title:

ACKNOWLEDGED:

[UNDERLYING REPURCHASE COUNTERPARTY]

By:
Name:
Title:

[__________], as Servicer

By:
Name:
Title:

[__________], as Repledgee

By:
Name:
Title:

Exhibit K-4